Exhibit 10.3

January 24, 2013

Pinnacle Entertainment, Inc.

8918 Spanish Ridge Avenue

Las Vegas, Nevada 89148

Attn: Carlos Ruisanchez

Project Echo

Commitment Joinder Letter

Ladies and Gentlemen:

Reference is made to (i) the Commitment Letter dated December 20, 2012 (together with the exhibits thereto as supplemented, amended or otherwise modified from time to time, the “Commitment Letter”) among Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle” or “you”), JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC (“JPMS” and, together with JPMCB, “JPM”), and Goldman Sachs Lending Partners LLC (“Goldman” and, together with JPM, the “Original Commitment Parties) and (ii) the Fee Letter dated December 20, 2012 (as supplemented, amended or otherwise modified from time to time, the “Fee Letter”) among you and the Original Commitment Parties. This letter (this “Commitment Joinder Letter”) sets forth the agreement of Pinnacle, each Original Commitment Party and the additional commitment party signatory hereto (the “Additional Commitment Party”) regarding the commitment by the Additional Commitment Party to provide a portion of the commitments under the Commitment Letter. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter or the Fee Letter. The Commitment Letter is attached hereto as Exhibit A.

The Additional Commitment Party acknowledges and agrees that, pursuant to the terms of the Commitment Letter, the Original Commitment Parties are respectively exclusively authorized by Pinnacle to act in the capacities set forth in Section 1(a) of the Commitment Letter in connection with the Facilities. For the avoidance of doubt, except as specifically provided in the next sentence, nothing in this Commitment Joinder Letter shall give any rights to the Additional Commitment Party as a Lead Arranger, Joint Bookrunner, Administrative Agent or Syndication Agent. The only title that the Additional Commitment Party shall have with respect to (i) the Target Bridge Facility shall be joint arranger, joint bookrunning manager and co-documentation agent; (ii) the Target Credit Facilities shall be joint arranger, joint bookrunning manager and co-documentation agent, (iii) the Pinnacle Credit Facilities shall be joint arranger, joint bookrunning manager and co-documentation agent, and (iv) the Acquisition Holdings Bridge Facility shall be joint arranger, joint bookrunning manager and co-documentation agent.

1. Commitments. The Additional Commitment Party is pleased to commit to provide 7.00% (such percentage, the “Additional Commitment Party Percentage”) of (i) the Target Bridge Facility; (ii)(A) if the Target Credit Agreement Amendment is obtained, the New Target Term B Loans and (B) if the Target Credit Agreement Amendment is not obtained, the New Target Credit Facilities; (iii)(A) if the Pinnacle Credit Agreement Amendment is obtained, the New Pinnacle Term Loans and (B) if the Pinnacle Credit Agreement Amendment is not obtained, the New Pinnacle Credit Facilities; and (iv) the Acquisition Holdings Bridge Facility, in each case subject to and on the terms and conditions set forth in the Commitment Letter. The respective commitments of the Original Commitment Parties under the Commitment Letter with respect to the Target Bridge Facility, the New Target Term B Loans, the New Target Credit Facilities, the New Pinnacle Term Loans, the New Pinnacle Credit Facilities and the Acquisition Holdings Bridge Facility shall be reduced ratably by an amount equal to the Additional Commitment Party Percentages. After the commitments of JPMCB and Goldman with respect to each of the Target Bridge Facility, the New Target Term B Loans, the New Target Credit Facilities, the

[Tulip Commitment Letter Joinder]

New Pinnacle Term Loans, the New Pinnacle Credit Facilities and the Acquisition Holdings Bridge Facility, as a percentage of the total commitments for each such Facility shall have been reduced to 16.25% for JPMCB and 15.00% for Goldman (as applicable), if the aggregate commitments under the Commitment Letter with respect to any of the Target Bridge Facility, the New Target Term B Loans, the New Target Credit Facilities, the New Pinnacle Term Loans, the New Pinnacle Credit Facilities and the Acquisition Holdings Bridge Facility are otherwise reduced (whether as a result of receipt of additional commitments, transfers of interests in commitments or funded loans or the granting of participations in commitments or funded loans) prior to the date (such date, the “Final Syndication Date”) that is the earlier of (i) 60 days after the Acquisition Closing Date and (ii) a Successful Syndication, then the respective commitments of the Additional Commitment Party shall be reduced on a pro rata basis with the commitments of the Original Commitment Parties and of any other Additional Commitment Parties (as defined in any other Commitment Joinder Letter to the Commitment Letter (each, an “Other Commitment Joinder Letter”) executed and delivered in connection with the Transaction) (collectively, the “Other Additional Commitment Parties”, and individually, an “Other Additional Commitment Party”). The parties hereto agree, that if on or prior the Acquisition Closing Date either or both of the Target Credit Agreement Amendment and the Pinnacle Credit Agreement Amendment has become effective and as a result thereof the aggregate commitments of JPMCB, the Additional Commitment Party and/or any Other Additional Commitment Party with respect to the Target Revolving Credit Facility and the Pinnacle Revolving Credit Facility is greater than a percentage (in each case, the “Target Percentage”) equal to (i) for JPMCB, 16.25%, (ii) for the Additional Commitment Party, the Additional Commitment Party Percentage or (iii) for any Other Additional Commitment Party, the Additional Commitment Party Percentage (as defined in the Other Commitment Joinder Letter executed and delivered by such Other Additional Commitment Party), in each case of the aggregate commitments with respect to the Target Revolving Credit Facility and the Pinnacle Revolving Credit Facility (any such party with a percentage of such commitments greater than its Target Percentage, an “Excess Committed Party” and all such parties collectively, the “Excess Committed Parties”), then until the aggregate commitments of each Excess Committed Party with respect to the Target Revolving Credit Facility and the Pinnacle Revolving Credit Facility have been reduced to the Target Percentage for such Excess Committed Party, any new commitments with respect to the Target Revolving Credit Facility or the Pinnacle Revolving Credit Facility shall first be allocated to the Excess Committed Parties (such allocation to be made pro rata based on the amount of the excess commitments).

2. Fees. As consideration for the Additional Commitment Party’s agreements under this Commitment Joinder Letter with respect to the New Target Term B Loans and the New Target Credit Facilities, the Additional Commitment Party shall be treated as if it were an Initial Target Credit Agreement Lender under the Fee Letter and it shall directly benefit from the provisions thereof. As consideration for the Additional Commitment Party’s agreements under this Commitment Joinder Letter with respect to the New Pinnacle Term Loans and the New Pinnacle Credit Facilities, the Additional Commitment Party shall be treated as if it were an Initial Pinnacle Credit Agreement Lender under the Fee Letter. As consideration for the Additional Commitment Party’s agreements under this Commitment Joinder Letter with respect to the Target Bridge Facility, the Additional Commitment Party shall be treated as if it were an Initial Target Bridge Lender under the Fee Letter. As consideration for the Additional Commitment Party’s agreements under this Commitment Joinder Letter with respect to the Acquisition Holdings Bridge Facility, the Additional Commitment Party shall be treated as if it were an Initial Acquisition Holdings Bridge Lender under the Fee Letter. In addition, you agree that the reference to “Lead Arrangers” in clause (ii) of Section 1H of the Fee Letter, “Alternate Transaction” shall be deemed to include a reference to the Additional Commitment Party, and as a result, except as provided in the third paragraph of Section 3 of this Commitment Joinder Letter, if the Additional Commitment Party is not granted the same roles and economics in an Alternate Transaction as it has with respect to the Facilities, then you shall be obligated to pay the Alternate Transaction Fees provided for in such clause (ii) to the Additional Commitment Party.

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3. Acknowledgments. The Additional Commitment Party agrees that the Lead Arrangers that are Original Commitment Parties will, in consultation with Pinnacle and as provided in the Commitment Letter, manage all aspects of the syndication of the Facilities, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders.

The Additional Commitment Party acknowledges and agrees that (i) it will only share in commitment reductions prior to the completion of primary syndication as provided in Section 1 above and (ii) no secondary selling, offers to purchase or transfers of commitments or funded loans or participations in commitments or funded loans will occur with respect to the Facilities until the Final Syndication Date. Furthermore, the Additional Commitment Party represents that its commitments hereunder are commitments from its institution only, and do not in any way include a commitment or other arrangement from any other non-affiliated institution.

The Additional Commitment Party also agrees that neither it nor any of its affiliates shall have any rights under the Fee Letter (including, without limitation, with respect to the initiation of any Offering of Securities as described in the section of the Fee Letter entitled “Take-out Demands” or with respect to the “market flex” or as described in section 4 of the Fee Letter) except for a right to the fees referred to above in accordance with the terms of this Commitment Joinder Letter. In addition, parties to this Commitment Joinder Letter agree that if the Target Credit Facilities and the Pinnacle Credit Facilities are combined into a single credit facility for Pinnacle and its subsidiaries (the “Pinnacle Combined Credit Facility”) pursuant to section 4J of the Fee Letter, then the Additional Commitment Party shall be provided an opportunity to participate in such Pinnacle Combined Credit Facility with the same roles and percentage of the economics with respect to such Pinnacle Combined Credit Facility as it has for the Target Credit Facilities and the Pinnacle Credit Facilities and shall not be entitled to any Alternate Transaction Fee with respect to the closing of such Pinnacle Combined Credit Facility.

The Additional Commitment Party acknowledges that it has, independently and without any reliance upon any Lead Arranger, any of their respective affiliates or any of their respective officers, directors, employees, agents, advisors or representatives, and based on the financial statements of Pinnacle and its subsidiaries, the Target Company and its subsidiaries and such other documents as it has deemed appropriate, made its own credit analysis and decision to enter into the commitment evidenced by this Commitment Joinder Letter and the Commitment Letter.

Except as specifically set forth in this Commitment Joinder Letter, the terms and conditions of the Commitment Letter and the Fee Letter are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

The representations, covenants, agreements and provisions contained in sections 3 through 8 (inclusive) of the Commitment Letter shall apply equally to the Additional Commitment Party as if it were an Initial Lender (with respect to each of the applicable Facilities), a Lead Arranger (with respect to the right to place advertisements in financial and other newspapers describing the Additional Commitment Party’s involvement and services rendered with respect to the Transaction) and/or a Commitment Party, in each case as applicable and party to such Commitment Letter (it being understood that (a) neither the Additional Commitment Party nor any of its affiliates shall have any rights granted to any Initial Lender, Commitment Party, Joint Bookrunner and/or Lead Arranger under the Commitment Letter to determine satisfaction of any conditions precedent to closing of the Facilities and (b) neither the Additional Commitment Party nor any of its affiliates shall have any rights to expense reimbursement granted to a Commitment Party under section 4 of the Commitment Letter) and in any event the Additional Commitment Party shall have the same obligations to Pinnacle as if the Additional Commitment Party were originally a party to each of the Commitment Letter and the Fee Letter as an Initial Lender.

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4. Amendments to Commitment Letter and Fee Letter. The parties hereto agree that the Commitment Letter and the Fee Letter, as applicable, will be amended as follows:

(a) The “;” at the end of clause (viii) of the Commitment Letter shall be replaced with a “.” and clause (ix) of Section 1 of the Commitment Letter shall be deleted in its entirety.

(b) Clause (viii) of Section 1 of the Commitment Letter shall be amended by deleting the words “Target Bridge Loans” and replacing them with the words “Acquisition Holdings Bridge Loans” immediately after the phrase “in connection therewith to form a syndicate of lenders for the” that appears in the fifth and sixth lines thereof.

(c) Clause (xiii) in Annex V of the Commitment Letter shall be amended by replacing the words “Target Notes” with the words “Acquisition Holdings Notes” each time it appears therein.

(d) Clause (xiv) in Annex V of the Commitment Letter shall be amended by (i) adding the phrase “(or such later date (but in any event not later than April 1, 2013) as JPMS and Goldman, upon consultation with Pinnacle, shall agree)” immediately after the phrase “not later than 60 days after the date of this Commitment Letter” that appears in the third and fourth lines thereof; and (ii) adding the phrase “(or such later date (but in any event not later than April 15, 2013) as JPMS and Goldman, upon consultation with Pinnacle, shall agree)” immediately after the phrase “not later than 85 days after the date of this Commitment Letter” that appears in the ninth line thereof.

(e) The “Maturity” Section of Annex III-B of the Commitment Letter shall be amended by replacing “Acquisition Closing Date” with “Target Bridge First Anniversary Date”.

(f) Clause (iii) of Section 1A of the Fee Letter is amended by inserting the words “LIBOR loans under” immediately after the words “Applicable Margin for” each time they appear in such clause (iii).

(g) Clause (iii) of Section 1B of the Fee Letter is amended by inserting the words “LIBOR loans under” immediately after the words “Applicable Margin for” each time they appear in such clause (iii).

(h) Clause (iv) of Section 1D of the Fee Letter is amended by replacing the words “Target Bridge Facility” with the words “Acquisition Holdings Bridge Facility” the one time they appear therein.

5. Governing Law, etc. This Commitment Joinder Letter and any claim, controversy or dispute arising out of or relating to this Commitment Joinder Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each party hereto hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Joinder Letter the Transaction and the other transactions contemplated hereby and thereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof. Each party hereto hereby irrevocably and

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unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Joinder Letter, the Transaction and the other transactions contemplated hereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. Each party hereto waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

6. Miscellaneous. This Commitment Joinder Letter, together with the Commitment Letter and the Fee Letter, embodies the entire agreement and understanding among the parties hereto and your affiliates with respect to the Additional Commitment Party’s commitments in respect of the Facilities and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by Pinnacle, any Original Commitment Party or the Additional Commitment Party to make any oral or written statements that are inconsistent with this Commitment Joinder Letter. This Commitment Joinder Letter may not be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto. The Commitment Letter and the Fee Letter may not be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto, after giving effect to this Commitment Joinder Letter and any other Commitment Joinder Letter to the Commitment Letter and Fee Letter executed and delivered in connection with the Transaction.

This Commitment Joinder Letter and the commitments hereunder shall not be assignable by you without the prior written consent of each other party hereto (such consent not to be unreasonably withheld or delayed) (and any attempted assignment without such consent shall be null and void). This Commitment Joinder Letter and the commitments hereunder are intended to be solely for the benefit of the parties hereto (and Indemnified Persons) and are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons to the extent expressly set forth herein).

All commitments and undertakings of the Additional Commitment Party hereunder will terminate upon termination of the Commitment Letter.

Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Joinder Letter. Delivery of an executed counterpart of a signature page to this Commitment Joinder Letter by facsimile or electronic .pdf shall be effective as delivery of a manually executed counterpart of this Commitment Joinder Letter. This Commitment Joinder Letter may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which counterpart shall be an original, but all of which shall together constitute one and the same instrument. The provisions of Section 5 and this Section 6 and the compensation, indemnification and confidentiality provisions contained herein or incorporated herein by reference to the Commitment Letter or the Fee Letter shall survive termination of or completion of the arrangements contemplated by this Commitment Joinder Letter.

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Transaction.

Very truly yours,

BARCLAYS BANK PLC

By:	/s/ Ian Palmer
	Name:	Ian Palmer
	Title:	Managing Director

Signature Page to Barclays Commitment Joinder LetterLA\3037391.4

JPMORGAN CHASE BANK, N.A.

By:	/s/ Marc E. Costantino
	Name:	Marc E. Costantino
	Title:	Executive Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Jack D. Smith
	Name:	Jack D. Smith
	Title:	Managing Director

Signature Page to Barclays Commitment Joinder LetterLA\3037391.4

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

Signature Page to Barclays Commitment Joinder LetterLA\3037391.4

The provisions of this Commitment Joinder Letter are accepted and agreed to as of the date first written above:

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Barclays Commitment Joinder LetterLA\3037391.4

Exhibit A

JPMORGAN CHASE BANK, N.A. J.P. MORGAN SECURITIES LLC	GOLDMAN SACHS LENDING PARTNERS LLC 200 West Street
383 Madison Avenue New York, NY 10179	New York, NY 10282

December 20, 2012

Pinnacle Entertainment, Inc.

8918 Spanish Ridge Avenue

Las Vegas, Nevada 89148

Attn: Carlos Ruisanchez

Project Echo

Commitment Letter

Ladies and Gentlemen:

You have advised JPMorgan Chase Bank, N.A. (“JPMCB”) and J.P. Morgan Securities LLC (“JPMS” and, together with JPMCB, “JPM”), Goldman Sachs Lending Partners LLC (“Goldman” and, together with JPM, the “Commitment Parties”, “we” or “us”) that Pinnacle Entertainment, Inc., a Delaware corporation (“you” or “Pinnacle”) intends to acquire Ameristar Casinos, Inc., a Nevada corporation (the “Target Company”) through a newly created wholly-owned (directly or indirectly) subsidiary of Pinnacle (“Acquisition Holdings”). Pinnacle, Acquisition Holdings and the Target Company are sometimes collectively referred to herein as the “Companies” and the acquisition of the Target Company is referred to herein as the “Acquisition”.

In connection with the Acquisition, you have advised us that you intend to undertake the following:

(a)(i) to cause the Target Company to use commercially reasonable efforts to obtain the Note Consent (as defined in Annex V) or (ii) to the extent the Note Consent is not obtained and any of the Target Company’s 7.50% Senior Unsecured Notes due 2021 (the “Existing Target Notes”) are put to the Target Company as a result of the Change of Control Offer (as defined in Annex V) (such Existing Target Notes, the “Put Target Notes”), to cause the Target Company to repay such Put Target Notes with proceeds from a bridge facility for up to $1,050,400,000 (but in any event, not less than an amount to be determined) in senior unsecured bridge loans (the “Target Bridge Loans” and, together with any Target Rollover Loans and Target Exchange Notes (each, as defined in Annex III-A hereto), the “Target Bridge Facility”) made available to the Target Company as interim financing to the senior unsecured notes or any other securities of the Target Company that may be issued after the Acquisition Closing Date (as defined below) for the purpose of refinancing all or a portion of the outstanding amounts under the Target Bridge Facility (the “Target Permanent Securities”);

(b)(i) to cause the Target Company to use commercially reasonable efforts to obtain an amendment (the “Target Credit Agreement Amendment”) to that certain Credit Agreement, dated as of April 14, 2011 (as amended pursuant to that certain First Amendment to Credit Agreement, dated as of April 16, 2012, the “Target Credit Agreement”) among the Target

Company, the Lenders party thereto from time to time, and Deutsche Bank Trust Company Americas, as Administrative Agent, to provide for, among other modifications, the consummation of the Acquisition, a repayment of the existing B Term Loans under the Target Credit Agreement and a funding of new B Terms Loans under the Target Credit Agreement (the “New Target Term B Loans”) in a principal amount of up to $990,000,000 or (ii) if the Target Credit Agreement Amendment is not obtained, to cause the Target Company to refinance the debt under the Target Credit Agreement, with the following new credit facilities (the “New Target Credit Facilities”): (A) a $400,000,000 revolving credit facility, (B) a $200,000,000 A term loan facility and (C) a $990,000,000 B term loan facility, with the terms of the Target Credit Agreement, as amended pursuant to the Target Credit Agreement Amendment or the New Target Credit Facilities, as applicable (hereafter referred to as the “Target Credit Facilities” and together with the Target Bridge Facility, the “Target Facilities”), to be as described in the Target Credit Agreement Summary of Terms (as defined below);

(c)(i) to obtain an amendment (the “Pinnacle Credit Agreement Amendment”, and together with the Target Credit Agreement Amendment, the “Credit Agreement Amendments”) to that certain Fourth Amended and Restated Credit Agreement, dated as of August 2, 2011 (as amended pursuant to that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of March 19, 2012, the “Pinnacle Credit Agreement”) among Pinnacle, the several banks and other financial institutions or entities from time to time party thereto as Lender, and Barclays Bank PLC, as Administrative Agent, to provide for, among other modifications, the consummation of the Acquisition, a repayment of the Term Loans under the Pinnacle Credit Agreement and a funding of new Terms Loans (the “New Pinnacle Term Loans”, and together with the New Target Term B Loans, the “New Term Loans”) under the Pinnacle Credit Agreement in a principal amount of up to $730,000,000 or (ii) if the Pinnacle Credit Agreement Amendment is not obtained, to refinance the debt under the Pinnacle Credit Agreement, with the following new credit facilities (the “New Pinnacle Credit Facilities”): (A) a $410,000,000 revolving credit facility and (B) a $730,000,000 term loan facility, with the terms of the Pinnacle Credit Agreement, as amended pursuant to the Pinnacle Credit Agreement Amendment or the New Pinnacle Credit Facilities, as applicable (hereafter referred to as the “Pinnacle Credit Facilities”), to be as described in the Pinnacle Credit Agreement Summary of Terms (as defined below);

(d) to cause Acquisition Holdings to obtain $315,000,000 in gross proceeds from the issuance and sale by Acquisition Holdings of senior unsecured notes (the “Acquisition Holdings Notes”) or, if the Acquisition Holdings Notes are not issued and sold on or prior to the Acquisition Closing Date, $315,000,000 in senior unsecured bridge loans (the “Acquisition Holdings Bridge Loans” and, together with any Acquisition Holdings Rollover Loans and Acquisition Holdings Exchange Notes (each, as defined in Annex IV-A hereto), the “Acquisition Holdings Bridge Facility”, and together with the Target Credit Facilities, the Pinnacle Credit Facilities and the Target Bridge Facility, the “Facilities”) made available to Acquisition Holdings as interim financing to the senior unsecured notes or any other securities of Acquisition Holdings that may be issued after the Acquisition Closing Date for the purpose of refinancing all or a portion of the outstanding amounts under the Acquisition Holdings Bridge Facility (the “Acquisition Holdings Permanent Securities”); and

(e) to pay or cause to be paid consideration to the shareholders of the Target Company (the “Acquisition Consideration”) in an amount not to exceed $975,000,000, with such payment to be made with the proceeds of the New Term Loans and/or the Facilities.

The Acquisition, the funding of new loans under the Target Credit Agreement Amendment or the funding of loans under the New Target Credit Facilities, the funding of new loans under the Pinnacle Credit Agreement Amendment or the funding of loans under the New Pinnacle Credit Facilities, the obtaining of the Consent and/or the entering into and funding of the loans under the Target Bridge Facility and the issuance and sale of the Acquisition Holdings Notes and/or the entering into and funding of the loans under the Acquisition Holdings Bridge Facility, are hereinafter collectively referred to as the “Transaction.” The date of the consummation of the Acquisition is referred to herein as the “Acquisition Closing Date.”

1. Commitments.

(a) The Facilities.

(i) Each of JPMCB and Goldman is pleased to advise you of its several and not joint commitment to provide 50% and 50%, respectively, of the principal amount of either (A) if the Target Credit Agreement Amendment is obtained, the New Target Term B Loans and (B) if the Target Credit Agreement Amendment is not obtained, the New Target Credit Facilities (in such respective capacity, the “Initial Target Credit Agreement Lenders”), with an entity to be determined to act as the sole and exclusive administrative agent for the Target Credit Facilities (the “Target Credit Agreement Administrative Agent”), all upon and subject to the terms and conditions set forth in this letter and in Annex I (the “Target Credit Agreement Summary of Terms”);

(ii) each of JPMS and Goldman is also pleased to advise you of its willingness and you hereby engage JPMS and Goldman to act as joint arrangers and joint bookrunning managers (in such capacity, the “Target Credit Agreement Lead Arrangers”), in connection therewith and to pursue the Target Credit Agreement Amendment and, if the Target Credit Agreement Amendment is not obtained, the New Target Credit Facilities and to form a syndicate of lenders for the New Target Term B Loans or the New Target Credit Facilities, as applicable (collectively, with the Initial Target Credit Agreement Lenders, the “Target Credit Agreement Lenders”) reasonably acceptable to you, including JPMS and Goldman;

(iii) each of JPMCB and Goldman is pleased to advise you of its several and not joint commitment to provide 50% and 50%, respectively, of the principal amount of either (A) if the Pinnacle Credit Agreement Amendment is obtained, the New Pinnacle Term Loans and (B) if the Pinnacle Credit Agreement Amendment is not obtained, the New Pinnacle Credit Facilities (in such respective capacity, the “Initial Pinnacle Credit Agreement Lenders”), with an entity to be determined to act as the sole and exclusive administrative agent for the Pinnacle Credit Facilities (the “Pinnacle Credit Agreement Administrative Agent”), all upon and subject to the terms and conditions set forth in this letter and in Annex II (the “Pinnacle Credit Agreement Summary of Terms”);

(iv) each of JPMS and Goldman is also pleased to advise you of its willingness and you hereby engage JPMS and Goldman to act as joint arrangers and joint bookrunning managers (in such capacity, the “Pinnacle Credit Agreement Lead Arrangers”), in connection therewith pursue the Pinnacle Credit Agreement Amendment and, if the Pinnacle Credit Agreement Amendment is not obtained, the New Pinnacle Credit Facilities and to form a syndicate of lenders for the New Pinnacle Term Loans or the New Pinnacle Credit Facilities, as applicable (collectively, with the Initial Pinnacle Credit Agreement Lenders, the “Pinnacle Credit Agreement Lenders”) reasonably acceptable to you, including JPMS and Goldman;

(v) each of JPMCB and Goldman is pleased to advise you of its several and not joint commitment to provide 50% and 50%, respectively, of the principal amount of the Target Bridge Facility (in such respective capacity, the “Initial Target Bridge Lenders”) and JPMS’s willingness to act as the sole and exclusive administrative agent (in such capacity, the “Target Bridge Administrative Agent”) for the Target Bridge Facility, all upon and subject to the terms and conditions set forth in this letter and in Annex III (the “Target Bridge Summary of Terms”);

(vi) each of JPMS and Goldman is also pleased to advise you of its willingness and you hereby engage JPMS and Goldman to act as joint arrangers and joint bookrunning managers (in such capacity, the “Target Bridge Lead Arrangers”), and in connection therewith to form a syndicate of lenders for the Target Bridge Loans (collectively, the “Target Bridge Lenders”) reasonably acceptable to you, including JPMS and Goldman;

(vii) each of JPMCB and Goldman is pleased to advise you of its several and not joint commitment to provide 50% and 50%, respectively, of the principal amount of the Acquisition Holdings Bridge Facility (in such respective capacity, the “Initial Acquisition Holdings Bridge Lenders”, and together with the Initial Target Credit Agreement Lenders, the Initial Pinnacle Credit Agreement Lenders and the Initial Target Bridge Lenders, the “Initial Lenders”) and JPMS’s willingness to act as the sole and exclusive administrative agent (in such capacity, the “Acquisition Holdings Bridge Administrative Agent”, and together with the Target Credit Agreement Administrative Agent, the Pinnacle Credit Agreement Administrative Agent and the Target Bridge Administrative Agent, the “Administrative Agents”) for the Acquisition Holdings Bridge Facility, all upon and subject to the terms and conditions set forth in this letter and in Annex IV (the “Acquisition Holdings Bridge Summary of Terms”, and together with the Target Credit Agreement Summary of Terms, the Pinnacle Credit Agreement Summary of Terms, and the Target Bridge Summary of Terms, the “Summaries of Terms”); and

(viii) each of JPMS and Goldman is also pleased to advise you of its willingness and you hereby engage JPMS and Goldman to act as joint arrangers and joint bookrunning managers (in such capacity, the “Acquisition Holdings Lead Arrangers” and together with the Target Credit Agreement Lead Arrangers, the Pinnacle Credit Agreement and the Target Bridge Lead Arrangers, the “Lead Arrangers”), and in connection therewith to form a syndicate of lenders for the Target Bridge Loans (collectively, the “Acquisition Holdings Lenders” and together with the Target Credit Agreement Lenders, the Pinnacle Credit Agreement Lenders and the Target Bridge Lenders, the “Lenders”) reasonably acceptable to you, including JPMS and Goldman;

(ix) each of JPMS and Goldman is also pleased to advise you of its willingness, and you hereby engage JPMS and Goldman, as consent solicitation agents (in such capacity, the “Consent Solicitation Agents”) to pursue the Note Consent.

(b) Conditions Precedent. The commitments of the Initial Lenders in respect of the New Term Loans and/or the Facilities and the undertaking of the Lead Arrangers to provide the services described herein are subject to the satisfaction of each of the conditions precedent set forth in Section 5 herein and in Annex V hereto. All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Summaries of Terms.

2. Syndication. The Lead Arrangers in consultation with you intend to pursue the Credit Agreement Amendments and to commence syndication of the Facilities promptly after your acceptance of the terms of this Commitment Letter and the Fee Letter (as defined below). You agree to actively assist and to use your commercially reasonable efforts to cause the Target Company and its subsidiaries to actively assist the Lead Arrangers in pursuing the Credit Agreement Amendments and achieving a syndication of the New Term Loans and/or the Facilities that is reasonably satisfactory to the Lead Arrangers. Such assistance shall include (a) your providing and causing your advisors to provide, and using your reasonable best efforts to cause the Target Company, its subsidiaries and its advisors to provide, the Lead Arrangers and the Lenders upon request with all information reasonably deemed necessary by the Lead Arrangers to complete such syndication, including, but not limited to, information and evaluations prepared by you, the Target Company and your and its advisors, or on your or their behalf, relating to the Acquisition (including the Projections (as defined below)); (b) assisting in the preparation of an information memorandum promptly following the date hereof with respect to each of the New Term Loans and/or the Facilities in form and substance customary for transactions of this type and otherwise reasonably satisfactory to the Lead Arrangers (each, an “Information Memorandum”) and other materials to be used in connection with the syndication of each of the New Term Loans and/or each such Facility (collectively with the Summaries of Terms and any additional summary of terms prepared for distribution to Public Lenders (as defined below), the “Information Materials”); (c) your using your commercially reasonable efforts to ensure that the syndication efforts of the Lead Arrangers benefit from your existing lending relationships and the existing banking relationships of you and the Target Company; (d) your obtaining, promptly following the date hereof and in any event prior to a date to be agreed, monitored public corporate credit or family ratings of Acquisitions Holdings, Pinnacle and the Target Company after giving effect to the Transaction and ratings of the New Term Loans, the Facilities and the Acquisition Holdings Notes, in each case, from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) (collectively, the “Ratings”); (e) until the date (such date the “Syndication Date”) that is the later of (i) the Acquisition Closing Date and (ii) the earlier of (A) 45 days after the Acquisition Closing Date and (B) a Successful Syndication (as defined in the Fee Letter), you shall not, and shall use your commercially reasonable efforts to ensure that none of the Companies shall, have syndicated or issued, attempted to syndicate or issue, announced or authorized the announcement of the syndication or issuance of, or engaged in discussions concerning the syndication or issuance of, any equity or debt of the Companies (other than the New Term Loan, the Facilities and the Acquisition Holdings Notes) without the prior written consent of the Lead Arrangers; and (f) your otherwise assisting the Lead Arrangers in its syndication efforts, including by making your officers and advisors, and using your reasonable best efforts to make the officers and advisors of the Target Company, available from time to time to attend and make presentations regarding the business and prospects of the Companies, the Target Company and the Transaction at one or more meetings of prospective Lenders.

You also agree as follows with respect to the Credit Agreement Amendments: (A) you actively assisting, and using your commercially reasonable efforts to cause the Target Company to actively assist, the Lead Arrangers in obtaining the Target Credit Agreement Amendment, including the following: (x) you providing (or with respect to information required from the Target Company, using your reasonable best efforts to provide), and using your commercially reasonable efforts to cause the Target Company to provide, any Information Memorandum requested by the Target Credit Agreement Lead Arrangers in connection with the solicitation for the Target Credit Agreement Amendment not later than 10 business days (or such later date as you and the Lead Arrangers shall reasonably agree) after the date of such request; (y) you ensuring, and using your commercially reasonable efforts to cause the Target Company to ensure, that the solicitation efforts for the Target Credit Agreement Amendment benefit from the existing lending and banking relationships of Pinnacle and the Target Company; and (z) you making your, and using your commercially reasonable efforts to cause the Target Company to make, their officers and advisors available from time to time to attend and make presentations regarding the business and prospects of the Companies, the Target Company and the Transaction at one or more meetings of prospective lenders under the Target Credit Agreement upon reasonable prior notice to you and the Target Company at times and locations as may be reasonably acceptable to you and the Target Company; and

(B) you actively assisting, and using your commercially reasonable efforts to cause the Target Company to actively assist, the Lead Arrangers in obtaining the Pinnacle Credit Agreement Amendment, including the following: (x) you providing (or with respect to information required from the Target Company, using your reasonable best efforts to provide), and using your commercially reasonable efforts to cause the Target Company to provide, any Information Memorandum requested by the Pinnacle Credit Agreement Lead Arrangers in connection with the solicitation for the Pinnacle Credit Agreement Amendment not later than 10 business days (or such later date as you and the Lead Arrangers shall reasonably agree) after the date of such request; (y) you ensuring, and using your commercially reasonable efforts to cause the Target Company to ensure, that the solicitation efforts for the Pinnacle Credit Agreement Amendment benefit from the existing lending and banking relationships of Pinnacle and the Target Company; and (z) you making your, and using your commercially reasonable efforts to cause the Target Company to make their, officers and advisors available from time to time to attend and make presentations regarding the business and prospects of the Companies, the Target Company and the Transaction at one or more meetings of prospective lenders under the Pinnacle Credit Agreement upon reasonable prior notice to you and the Target Company at times and locations as may be reasonably acceptable to you and the Target Company.

Notwithstanding our right to syndicate the New Term Loans and the Facilities and receive commitments with respect thereto, syndication of, or receipt of our commitments or participations in respect of, all or any portion of our commitments hereunder prior to the Acquisition Closing Date shall not be a condition to our commitments.

It is understood and agreed that the Lead Arrangers will manage and control all aspects of the syndication of the New Term Loans and the Facilities in consultation with you, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the New Term Loans or the Facilities will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Summaries of Terms, the Fee Letter or as otherwise agreed between you and us. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole and absolute discretion of the Lead Arrangers.

3. Information Requirements. You hereby represent, warrant and covenant that (a) all information, other than Pinnacle Projections (as defined below), that has been or is hereafter made available to the Lead Arrangers or any of the Lenders by or on behalf of you or any of your representatives relating to Pinnacle and its subsidiaries in connection with any aspect of the Transaction (other than the Target Company and its subsidiaries) (the “Pinnacle Information”) is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) all information, other than Target Projections (as defined below), that has been or is hereafter made available to the Lead Arrangers or any of the Lenders relating to the Target Company and its subsidiaries (including information made available by or on behalf of the Target Company or any of its representatives) in connection with any aspect of the Transaction (the “Target Information”, and together with the Pinnacle Information, the “Information”) is and will be, to the best of your knowledge, complete and correct in all material respects and does not and will not, to the best of your knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (c) all financial projections concerning the Companies (other than the Target Company and its subsidiaries) that have been or are hereafter made available to the Lead Arrangers or any of the Lenders by or on behalf of you or any of your representatives (the “Pinnacle Projections”) have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time such projections are made available to the Lenders and (d) all financial projections concerning the Target Company and its subsidiaries that have been or are hereafter made available to the Lead Arrangers or any of the Lenders by or on behalf of the Target Company or its representatives (the “Target Projections”, and together with the Pinnacle Projects, the “Projections”) have been and will be, to the best of your knowledge, prepared in good faith based upon assumptions that are reasonable at the time made and at the time such projections are made available to the Lenders. You agree that if at any time prior to the Syndication Date any of the representations in the preceding sentence would be incorrect in any material respect if the Pinnacle Information, the Target Information, the Pinnacle Projections and the Target Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement, or cause to be supplemented, the Pinnacle Information, the Target Information, the Pinnacle Projections and the Target Projections so that such representations will be correct at such time. In issuing this commitment and in arranging and syndicating the New Term Loans and each of the Facilities, the Commitment Parties are and will be using and relying on the Information and the Projections without independent verification thereof. The Information and Projections provided to the Lead Arrangers prior to the date hereof are hereinafter referred to as the “Pre-Commitment Information”.

You acknowledge that (a) the Lead Arrangers on your behalf will make available Information Materials to the proposed syndicate of Lenders by posting the Information Materials on IntraLinks or another similar electronic system and (b) certain prospective Lenders (such Lenders, “Public Lenders”; all other Lenders, “Private Lenders”) may have personnel that do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Companies, their respective affiliates or any other entity, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such entities’ securities. If requested, you will assist us in preparing an additional version of the Information Materials not containing MNPI (the “Public Information Materials”) to be distributed to prospective Public Lenders.

Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter in form and substance reasonably satisfactory to both you and us authorizing the dissemination of the Information Materials and (b) to prospective Public Lenders, you shall provide us with a customary letter in form and substance reasonably satisfactory to both you and us authorizing the dissemination of the Public Information Materials and confirming the absence of MNPI therefrom, in each case, exculpating the Commitment Parties and their respective affiliates with respect to liability related to the use of the contents of the Information Materials by the recipients thereof. In addition, at our request, you shall identify Public Information Materials by clearly and conspicuously marking the same as “PUBLIC”. To the extent any Information Materials are not so marked “PUBLIC”, we are authorized by you treat such Information Materials as if they contained MNPI.

Notwithstanding the foregoing, you agree that the Lead Arrangers on your behalf may distribute the following documents to all prospective Lenders regardless of whether marked “PUBLIC”, unless you advise the Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distributions that such material should only be distributed to prospective Private Lenders: (a) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (b) notifications of changes to the terms of the Facilities, (c) customary marketing term sheets related to the Facilities and (d) other materials intended for prospective Lenders after the initial distribution of the Information Materials, including drafts and final versions of definitive documents with respect to the New Term Loans and/or the Facilities. If you advise us that any of the foregoing items should be distributed only to Private Lenders, then the Lead Arrangers will not distribute such materials to Public Lenders without further discussions with you.

4. Fees and Indemnities.

(a) You agree to pay the fees set forth in the separate fee letter addressed to you dated the date hereof from the Commitment Parties (the “Fee Letter”). You also agree to reimburse the Commitment Parties from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of counsel to the Lead Arrangers and the Administrative Agents under each Facility, and of any special gaming and local counsel to the Lenders retained by the Lead Arrangers, and due diligence expenses) in connection with the Facilities, the syndication thereof, the preparation of the Credit Documentation (as defined below) therefor and the other transactions contemplated hereby, whether or not the Acquisition Closing Date occurs or any Credit Documentation is executed and delivered or any extensions of credit are made under any of the Facilities. You acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto.

(b) You also agree to indemnify and hold harmless each of the Commitment Parties, each other Lender and each of their affiliates, successors and assigns and their respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) any aspect of the Transaction or any related transaction and any of the other transactions contemplated thereby or (ii) the New Term Loans, the Facilities or any use made or proposed to be made with the proceeds thereof (in all cases, whether or not caused or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith, or willful misconduct. In the case of any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such Proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you, the Target Company or your or its subsidiaries or affiliates or to your or its respective equity holders or creditors or any other person arising out of, related to or in connection with any aspect of the Transaction, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith, or willful misconduct. It is further agreed that the Commitment Parties shall only have liability to you (as opposed to any other person), and that the Commitment Parties shall be severally liable solely in respect of their respective commitments to the Facilities, on a several, and not joint, basis with any other Lender, and that such liability shall only arise to the extent damages have been caused by breach of the Commitment Parties’ respective obligations hereunder to negotiate in good faith the Credit Documentation on the terms set forth in this Commitment Letter and the Fee Letter, as determined in a final, non-appealable judgment by a court of competent jurisdiction. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct, actual damages resulting from the gross negligence, bad faith, or willful misconduct of such Indemnified Party as determined by a final, non-appealable judgment of a court of competent jurisdiction. You shall not, without the prior written consent of an Indemnified Party, effect any settlement of any pending or threatened Proceeding against an Indemnified Party in respect of which indemnity could have been sought hereunder by such Indemnified Party unless (i) such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission.

5. Conditions to Financing. The commitment of the Lenders in respect of the New Term Loans and the Facilities and the undertaking of the Lead Arrangers to provide the services described herein, in each case, are subject only to the satisfaction of each of the conditions set forth in Annex V hereto and are subject to the negotiation, execution and delivery of definitive documentation with respect to each of the New Term Loans and each of the Facilities consistent with this Commitment Letter and the Fee Letter, customary for transactions of such type and otherwise reasonably satisfactory to the Lead Arrangers and the Lenders under the Facilities (the “Credit Documentation”).

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Credit Documentation or any other letter agreement or other undertaking concerning the financing of the Transaction to the contrary, (a) the only representations the accuracy of which shall be a condition to the availability of the New Term Loans and the Facilities on the Acquisition Closing Date shall be (i) the representations made by or with respect to the Target Company and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under the Acquisition Agreement or to decline to consummate the Acquisition pursuant to the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement (the “Acquisition Agreement Representations”) and (ii) the Specified Representations (as defined below); and (b) the terms of the Credit Documentation shall be in a form such that they do not impair the availability of the Facilities on the Acquisition Closing Date if the conditions set forth in this Section 5 and in Annex V hereto are satisfied. For purposes hereof, “Specified Representations” means the representations and warranties relating to organizational status, organizational power and authority to enter into the Credit Documentation, due authorization, execution, delivery and enforceability of the Credit Documentation, no conflicts with charter documents, solvency of each of the applicable Borrowers on a consolidated basis, in each case, after giving effect to the Transaction, Federal Reserve margin regulations, OFAC, the PATRIOT Act, FCPA, the Investment Company Act, status of the Facilities as senior debt (to the extent applicable) and the creation, validity, priority and perfection of the security interests granted in the intended collateral(it being understood that to the extent any security interest in the intended collateral (other than any collateral the security interest in which may be perfected by the filing of a UCC financing statement, the filing of short-form security agreements with the United States Patent and Trademark Office or the United States Copyright Office or the delivery of certificates evidencing equity interests) is not provided on the Acquisition Closing Date, as applicable, after your use of commercially reasonable efforts to do so, then the provision of such perfected security interest(s) shall not constitute a condition precedent to the availability of the New Term Loans and the Facilities on the Acquisition Closing Date but shall be required to be delivered after the Acquisition Closing Date pursuant to arrangements to be mutually agreed by the parties hereto acting reasonably).

6. Confidentiality and Other Obligations. This Commitment Letter and the Fee Letter and the contents hereof and thereof are confidential and, may not be disclosed in whole or in part to any person or entity without our prior written consent except (i) on a confidential basis to Pinnacle’s and the Target Company’s accountants, attorneys and other professional advisors in connection with the Transaction, (ii) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process based on the reasonable advice of your legal counsel (in which case you agree to inform us promptly thereof), (iii) this Commitment Letter and the Fee Letter (redacted in a manner reasonably satisfactory to us) may be disclosed on a confidential basis to the respective boards of directors and advisors of the Target

Company in connection with their consideration of the Transaction, (iv) this Commitment Letter (but not the Fee Letter) and its contents may be in any proxy or other public filing relating to the Acquisition, (v) you may disclose this Commitment Letter (but not the Fee Letter), and the contents hereof, to potential Lenders and their affiliates, equity investors and to rating agencies in connection with the Facilities and (vi) you may disclose the fees contained in the Fee Letter as part of a generic disclosure of aggregate sources and uses related to fee amounts to the extent customary or required in marketing materials, any proxy or other public filing or any prospectus or other offering memorandum.

The Commitment Parties shall use all confidential information provided to them by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this letter agreement and otherwise in connection with the Transaction and shall treat confidentially all such information; provided, however, that nothing herein shall prevent the Commitment Parties from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Commitment Parties agree to inform you promptly thereof only to the extent permitted by law and other than in the case of ordinary course audits or examinations), (ii) upon the request or demand of any regulatory authority having jurisdiction over the Commitment Parties or any of their respective affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this agreement by the Commitment Parties, (iv) to the Commitment Parties’ affiliates, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transaction and are informed of the confidential nature of such information, (v) for purposes of establishing a “due diligence” defense, (vi) to the extent that such information is received by the Commitment Parties from a third party that is not to the Commitment Parties’ knowledge subject to confidentiality obligations to you, (vii) to the extent that such information is independently developed by the Commitment Parties, (viii) to the applicable rating agencies in connection with any rating of the Facilities and/or Acquisition Holdings Notes or (ix) to potential Lenders, participants or assignees who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph or as otherwise reasonably acceptable to you and each Commitment Party, including as may be agreed in any confidential information memorandum or other marketing material). This paragraph shall terminate on the second anniversary of the date hereof.

You acknowledge that the Commitment Parties or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. The Commitment Parties agree that they will not furnish confidential information obtained from you to any of their other customers and will treat confidential information relating to the Companies and their respective affiliates with the same degree of care as they treat their own confidential information. The Commitment Parties further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that the Commitment Parties are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning the Companies or any of their respective affiliates that is or may come into the possession of the Commitment Parties or any of such affiliates.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (i) each of the New Term Loans, the Facilities and any related arranging or other services described in this Commitment Letter is an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, (ii) the Commitment Parties have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (iii) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby, (iv) in connection with each transaction contemplated hereby and the process leading to such transaction, each Commitment Party has been, is, and will be acting solely as a principal and has not been, is not, and will not be acting as an advisor, agent or fiduciary, for you or any of your affiliates, stockholders, creditors or employees or any other party, (v) the Commitment Parties have not assumed and will not assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any of the Commitment Parties has advised or is currently advising you or your affiliates on other matters) and the Commitment Parties have no obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Commitment Letter and (vi) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and the Commitment Parties have no obligation to disclose any of such interests to you or your affiliates. To the fullest extent permitted by law, you hereby waive and release any claims that you may have against the Commitment Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

The Commitment Parties hereby notify the Companies that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “U.S.A. Patriot Act”), each of them is required to obtain, verify and record information that identifies the Companies, which information includes your name and address and other information that will allow the Commitment Parties, as applicable, to identify the Companies in accordance with the U.S.A. Patriot Act.

Pinnacle agrees that the Lead Arrangers may place advertisements in financial and other newspapers and journals at the Lead Arrangers’ expense describing the Lead Arrangers’ involvement in and services rendered with respect to the Transaction subject to customary confidentiality and disclosure restrictions.

7. Survival of Obligations. The provisions of Sections 2, 3, 4, 6 and 8 shall remain in full force and effect regardless of whether any Credit Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of the Commitment Parties hereunder, except that the provisions of Sections 2 and 3 shall not survive if the commitments and undertakings of the Commitment Parties with respect thereto are terminated prior to the effectiveness of the Credit Agreement Amendments and the funding of the New Term Loans and the Facilities and funding thereof.

8. Miscellaneous. This Commitment Letter and the Fee Letter may be executed in multiple counterparts and by different parties hereto in separate counterparts, all of which, taken together, shall constitute an original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letter by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart thereof. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter or the Fee Letter.

This Commitment Letter and the Fee Letter and any claim, controversy or dispute arising out of or relating to this Commitment Letter or the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each party hereto hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter, the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby or the actions of the Commitment Parties in the negotiation, performance or enforcement hereof. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter, the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. Each party hereto waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

This Commitment Letter, together with the Fee Letter, embodies the entire agreement and understanding among the parties hereto and your affiliates with respect to the Facilities and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by the Commitment Parties to make any oral or written statements that are inconsistent with this Commitment Letter. Neither this Commitment Letter (including the attachments hereto) nor the Fee Letter may be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto.

This Commitment Letter may not be assigned by you without our prior written consent (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Indemnified Parties). Each Commitment Party may assign its commitment hereunder, in whole or in part, to any of its affiliates or to any Lender. Any assignment by any Commitment Party to any potential Lender made prior to the Acquisition Closing Date will only relieve such Commitment Party of its obligations set forth herein to fund that portion of the commitments so assigned if such assignment was approved by you (such approval not to be unreasonably withheld or delayed).

Please indicate your acceptance of the terms of the New Term Loans and the Facilities set forth in this Commitment Letter and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter with respect to the Facilities not later than 11:59 p.m. (New York City time) on December 20, 2012, whereupon the undertakings of the parties with respect to the New Term Loans and the Facilities shall become effective to the extent and in the manner provided hereby. This offer shall terminate if not so accepted by you at or prior to that time. Upon your acceptance of this offer, thereafter the commitments and undertakings of the Commitment Parties hereunder will expire on the earliest of (a) at 5:00 p.m. (New York City time) on September 21, 2013; (b) the termination of the Acquisition Agreement (as defined in Annex V hereto); (c) the closing of the Acquisition; (d) the execution and delivery of the Credit Documentation by all parties thereto; and (e) the date on which both (x) the Note Consent has become effective and (y) you and the Commitment Parties have entered into a commitment letter for new credit facilities that provide sufficient proceeds for the payment of the Acquisition Consideration and the refinancing of the obligations under Target Credit Agreement and the Pinnacle Credit Agreement on terms to be mutually agreed. In addition, the commitments and undertakings of the Commitment Parties with respect to (i) the New Target Credit Facilities will automatically terminate upon the effectiveness of the Target Credit Agreement Amendment, (ii) the New Pinnacle Credit Facilities will automatically terminate upon the effectiveness of the Pinnacle Credit Agreement Amendment and (iii) the Target Bridge Facility will automatically terminate upon the effectiveness of the Note Consent.

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We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Mark E. Constantino
	Name:	Mark E. Constantino
	Title:	Executive Director

J.P. MORGAN SECURITIES LLC

By:	Jack D. Smith
	Name:	Jack D. Smith
	Title:	Managing Director

Signature Page to Commitment Letter

GOLDMAN SACHS LENDING PARTNERS LLC

By:	Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

Signature Page to Commitment Letter

The provisions of this Commitment Letter are accepted

and agreed to as of the date first written above:

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Anthony Sanfilippo
	Name:	Anthony Sanfilippo
	Title:	President and Chief Executive Officer

Signature Page to Commitment Letter

ANNEX I

SUMMARY OF TERMS AND CONDITIONS

TARGET CREDIT FACILITIES

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex I is attached.

Borrower:	The Target Company

Guarantors:	Same as existing and future Guarantors of the Target Credit Agreement.

Administrative

and Collateral Agent:	An entity to be determined will act as sole and exclusive administrative and collateral agent for the Target Credit Agreement Lenders (the “Target Credit Agreement Administrative Agent”).

Joint Arrangers

and Joint Bookrunning

Managers:

J.P. Morgan Securities LLC (“JPMS”) and Goldman Sachs Lending Partners LLC will act as joint arrangers and joint bookrunning managers for the Target Credit Facilities (in such capacity, the “Target Credit Agreement Lead Arrangers”).

Lenders:

JPMorgan Chase Bank, N.A, Goldman Sachs Lending Partners LLC and other banks, financial institutions and institutional lenders selected by the Target Credit Agreement Lead Arrangers (the “Target Credit Agreement Lenders”); provided that the Target Credit Agreement Lenders which are lenders with respect to the Target Revolving Credit Facility shall be subject to approval by the Borrower (such approval not to be unreasonably withheld or delayed).

Target Credit Facilities:	An aggregate principal amount of $1,590,000,000 will be available through the following facilities:

Target Revolving Credit Facility: A $400,000,000 revolving credit facility to be provided by the Target Credit Agreement Lenders and available from time to time on or after the Acquisition Closing Date until the maturity date with respect to the Revolving Loans under the Target Credit Agreement, and to include a sublimit to be determined for the issuance of standby and commercial letters of credit (each, a “Letter of Credit”). Letters of Credit will be initially issued by an entity to be determined (in such capacity, the “Issuing Bank”), and each of the Target Credit Agreement Lenders under the Target Revolving Credit Facility will purchase an irrevocable and unconditional participation in each Letter of Credit. Up to $20,000,000 may be borrowed on the Acquisition Closing Date. Letters of Credit issued under the Target Credit Agreement shall remain outstanding after the Acquisition Closing Date.

Annex I-1

Target A Term Loan Facility: A $200,000,000 A term loan facility to be provided by the Target Credit Agreement Lenders and available on the Acquisition Closing Date.

Target B Term Loan Facility: An $990,000,000 B term loan facility to be provided by the Target Credit Agreement Lenders and available on the Acquisition Closing Date.

Purpose:

The proceeds of the New Target Term B Loans, together with proceeds from the New Pinnacle Term Loans and proceeds from either the Acquisitions Holdings Notes or the Acquisition Holdings Bridge Facility, shall be used to fund the Acquisition and to pay transaction fees and expenses and the working capital and general corporate purposes of the Target Company and its subsidiaries after the Acquisition Closing Date.

Interest Rates:

The interest rates per annum (calculated on a 360-day basis) applicable to the Target Credit Facilities will be, at the option of the Borrower as set forth below at either LIBOR or the Base Rate plus the Applicable Margin set forth in the Fee Letter.

The Borrower may select interest periods of one, two, three or six months (and, if agreed to by all relevant Target Credit Agreement Lenders for the Target Revolving Credit Facility, the Target A Term Loan Facility or the Target B Term Loan Facility, as applicable, nine or twelve months or such other period) for LIBOR advances. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

“LIBOR” and “Base Rate” will have meanings customary and appropriate for financings of this type; provided that LIBOR with respect to the Target B Term Loan Facility will be deemed to be not less than one percent (1.00%) per annum and Base Rate will be deemed to be not less than 100 basis points higher than one-month LIBOR.

During the continuance of an event of default, interest will accrue (i) on principal of any loan at a rate of 200 basis points in excess of the rate otherwise applicable to such loan and (ii) on any outstanding amount at a rate of 200 basis points in excess of the non-default interest rate then applicable to Base Rate loans under the Target Revolving Credit Facility, and will be payable on demand.

Commitment Fee:

Commencing on the Acquisition Closing Date, a commitment fee of a per annum amount to be determined (calculated on a 360-day basis) shall be payable on the actual daily unused portions of the Target Revolving Credit Facility, such fee to be payable quarterly in arrears and on the date of termination or expiration of the commitments.

Calculation of Interest

and Fees:	Other than calculations in respect of interest at the Base Rate (which shall be made on the basis of actual number of days elapsed in a

Annex I-2

365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:

Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes, and including treating as introduced or adopted after the Acquisition Closing Date all the Dodd-Frank Wall Street Reform and Consumer Protection Act and all related requests, rules, guidelines and directives promulgated thereunder and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case, pursuant to Basel III.

Letter of Credit Fees:

Letter of Credit fees equal to the Applicable Margin from time to time on LIBOR advances under the Target Revolving Credit Facility on a per annum basis will be payable quarterly in arrears and shared proportionately by the Target Credit Agreement Lenders under the Target Revolving Credit Facility. In addition, a fronting fee of a per annum amount to be determined will be payable to the Issuing Bank for its own account, as well as customary issuance and documentary fees. Both the Letter of Credit fees and the fronting fees will be calculated on the amount available to be drawn under each outstanding Letter of Credit.

Maturity:

Target A Senior Term Facility: If the Target Credit Agreement Amendment is obtained, the maturity date under the Target Credit Agreement for the loans under the Target A Term Loan Facility, and if the Target Credit Agreement Amendment is not obtained, the date five years after the Acquisition Closing Date.

Target B Senior Term Facility: The date seven years after the Acquisition Closing Date.

Target Revolving Credit Facility: If the Target Credit Agreement Amendment is obtained, the maturity date for the Revolving Loans under the Target Credit Agreement, and if the Target Credit Agreement Amendment is not obtained, the date five years after the Acquisition Closing Date.

Scheduled Amortization:	Target A Term Loan Facility: The same as the Target Credit Agreement (collectively, the “Term A Scheduled Amortization”).

Target B Term Loan Facility: The Target B Term Facility will be subject to quarterly amortization of one-quarter percent (0.25%) of the original principal amount of the Target B Term Loan Facility (collectively, the “Term B Scheduled Amortization”, and together with the Term A Scheduled Amortization, the “Scheduled Amortization”).

Annex I-3

Target Revolving Credit Facility: None.

Incremental Facilities:

The Credit Documentation will permit the Borrower to add one or more incremental term loan facilities to the Target Credit Facilities (each, an “Target Incremental Term Facility”) and/or increase commitments under the Target Revolving Credit Facility (any such increase, an “Target Incremental Revolving Facility”; the Target Incremental Term Facilities and the Target Incremental Revolving Facilities are collectively referred to as “Target Incremental Facilities”) in an aggregate amount of up to an amount to be agreed (of which no more than an amount to be agreed may be under Target Incremental Revolving Facilities); provided that (i) no Lender will be required to participate in any such Target Incremental Facility, (ii) no event of default or default exists or would exist after giving effect thereto, (iii) the representations and warranties in the Credit Documentation shall be true and correct in all material respects, (iv) on a pro forma basis on the date of incurrence and after giving effect thereto (assuming, in the case of an Incremental Revolving Facility, the full drawing thereunder), the Borrower shall be in compliance with a secured leverage ratio that is 0.25x less than such ratio required by the financial covenant as of the last day of the most recently ended fiscal quarter, (v) the maturity date of any such Target Incremental Term Facility shall be no earlier than the maturity date for the Target Senior Term Loan Facility, (vi) the weighted average life to maturity of any Target Incremental Term Facility shall be no shorter than the weighted average life to maturity of the Target Senior Term Loan Facility, (vii) the interest margins for the Target Incremental Term Facility shall be determined by the Borrower and the lenders of the Target Incremental Term Facility; provided that in the event that the interest margins for any Target Incremental Term Facility are greater than the Applicable Margins for the Target Senior Term Loan Facility by more than 25 basis points, then the Applicable Margins for the Target Senior Term Loan Facility shall be increased to the extent necessary so that the interest margins for the Target Incremental Term Facility are not more than 25 basis points higher than the Applicable Margins for the Target Senior Term Loan Facility, and the Applicable Margins for the Target Revolving Credit Facility shall be increased by a like amount; provided that in determining the interest margins applicable to the Target Term Loan Facility and the Applicable Margins for the Target Incremental Term Facility, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower for the account of the Target Lenders of the Target Term Loan Facility or the Target Incremental Term Facility in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the Target Lead Arrangers (or their affiliates) in connection with the Target Term Loan Facility or to one or more arrangers (or their affiliates) of the Target Incremental Term Facility shall be excluded, and (z) if the LIBOR or Base Rate floor for the Target Incremental Term Facility is greater than the

Annex I-4

LIBOR or Base Rate floor, respectively, for the existing Target Term Loan Facility, the difference between such floor for the Target Incremental Term Facility and the existing Target Term Loan Facility shall be equated to an increase in the Applicable Margin for purposes of this clause (vii), (viii) each Target Incremental Facility may be secured by a pari passu lien on the collateral securing the Target Credit Facilities in each case on terms and pursuant to documentation reasonably satisfactory to the Target Credit Agreement Administrative Agent and (ix) any Target Incremental Revolving Facility shall be on terms and pursuant to documentation applicable to the Target Revolving Credit Facility and any Target Incremental Term Facility shall be on terms and pursuant to documentation to be determined, provided that, to the extent such terms and documentation are not consistent with the Target Term Loan Facility (except to the extent permitted by clause (iv), (v) or (vi) above), they shall be reasonably satisfactory to the Target Credit Agreement Administrative Agent. The Borrower shall seek commitments in respect of any Target Incremental Facility from banks, financial institutions and other institutional lenders reasonably acceptable to the Target Credit Agreement Administrative Agent who will become Target Lenders in connection therewith.

Mandatory Prepayments

and Commitment

Reductions:	Similar to the Target Credit Agreement.

Optional Prepayments and

Commitment Reductions:	Similar to the Target Credit Agreement.

Security:	Substantially the same as the collateral securing the obligations under the Target Credit Agreement.

Conditions Precedent

to Closing:	Those specified in Section 5 of the Commitment Letter and Annex V to the Commitment Letter.

Conditions Precedent to

Each Borrowing under the

Target Senior Credit Facilities:	Those specified in Section 5 of the Commitment Letter and Annex V to the Commitment Letter.

After the Acquisition Closing Date, each borrowing or issuance or renewal of a Letter of Credit under the Target Senior Credit Facilities will be subject to satisfaction of the customary conditions precedent.

Representations and

Warranties:	Usual and customary for transactions of this type and similar to the Target Credit Agreement.

Covenants:	Usual and customary affirmative, negative and financial covenants (applicable to the Borrower and its subsidiaries that are not designated

Annex I-5

as “unrestricted subsidiaries”) for a transaction of this type including, without limitation, the following:

(a) Affirmative Covenants: Similar to the Target Credit Agreement.

(b) Negative Covenants: Similar to the Target Credit Agreement.

(c) Financial Covenants: Similar to the Target Credit Agreement.

Events of Default:	Similar to the Target Credit Agreement.

Unrestricted Subsidiaries:	Similar to the Target Credit Agreement.

Assignments and

Participations:	Similar to the Target Credit Agreement.

Waivers and Amendments:	Similar to the Target Credit Agreement.

Indemnification:	Similar to the Target Credit Agreement.

Governing Law:	New York.

Expenses:	Similar to the Target Credit Agreement.

Counsel to the

Administrative Agent:	Latham & Watkins, LLP.

Miscellaneous:	Each of the parties shall (i) waive its right to a trial by jury and (ii) submit to New York jurisdiction.

Target Credit Agreement:

For purposes of this Target Credit Agreement Summary of Terms, the indication that provisions will be similar to the Target Credit Agreement means that such provisions will be similar to the provisions of the Target Credit Agreement with adjustments to give effect to the Transactions and otherwise reasonably requested by the Lead Arrangers.

Annex I-6

ANNEX II

SUMMARY OF TERMS AND CONDITIONS

PINNACLE CREDIT FACILITIES

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex I is attached

Borrower:	Pinnacle Entertainment, Inc.

Guarantors:	Same as existing and future Guarantors of the Pinnacle Credit Agreement.

Administrative

and Collateral Agent:	An entity to be determined will act as sole and exclusive administrative and collateral agent for the Pinnacle Credit Agreement Lenders (the “Pinnacle Credit Agreement Administrative Agent”).

Joint Arrangers

and Joint Bookrunning

Managers:

J.P. Morgan Securities LLC (“JPMS”) and Goldman Sachs Lending Partners LLC will act as joint arrangers and joint bookrunning managers for the Pinnacle Credit Facilities (in such capacity, the “Pinnacle Credit Agreement Lead Arrangers”).

Lenders:

JPMorgan Chase Bank, N.A, Goldman Sachs Lending Partners LLC and other banks, financial institutions and institutional lenders selected by the Pinnacle Credit Agreement Lead Arrangers (the “Pinnacle Credit Agreement Lenders”); provided that the Pinnacle Credit Agreement Lenders which are lenders with respect to the Pinnacle Revolving Credit Facility shall be subject to approval by the Borrower (such approval not to be unreasonably withheld or delayed).

Credit Facilities:	An aggregate principal amount of $1,140,000,000 will be available through the following facilities:

Pinnacle Revolving Credit Facility: A $410,000,000 revolving credit facility (the “Pinnacle Revolving Credit Facility”) to be provided by the Pinnacle Credit Agreement Lenders and available from time to time on or after the Acquisition Closing Date until the maturity date with respect to the Revolving Loans under the Pinnacle Credit Agreement, and to include a sublimit to be determined for the issuance of standby and commercial letters of credit (each, a “Letter of Credit”). Letters of Credit will be initially issued by a to be determined entity (in such capacity, the “Issuing Bank”), and each of the Target Credit Agreement Lenders under the Target Revolving Credit Facility will purchase an irrevocable and unconditional participation in each Letter of Credit. Up to $75,000,000 may be borrowed on the Acquisition Closing Date. Letters of Credit issued under the Target Credit Agreement shall remain outstanding after the Acquisition Closing Date.

Annex II-1

Pinnacle Term Loan Facility: A $730,000,000 term loan facility to be provided by the Pinnacle Credit Agreement Lenders and available on the Acquisition Closing Date.

Purpose:

The proceeds of the New Pinnacle Term Loans, together with proceeds from the New Target Term B Loans and proceeds from either the Acquisitions Holdings Notes or the Acquisition Holdings Bridge Facility, shall be used to fund the Acquisition and to pay transaction fees and expenses and the working capital and general corporate purposes of Pinnacle and its subsidiaries after the Acquisition Closing Date.

Interest Rates:

The interest rates per annum (calculated on a 360-day basis) applicable to the Pinnacle Credit Facilities will be, at the option of the Borrower as set forth below at either LIBOR or the Base Rate plus the Applicable Margin set forth in the Fee Letter.

The Borrower may select interest periods of one, two, three or six months (and, if agreed to by all relevant Pinnacle Credit Agreement Lenders for the Pinnacle Revolving Credit Facility or the Pinnacle Term Loan Facility, as applicable, nine or twelve months or such other period) for LIBOR advances. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

“LIBOR” and “Base Rate” will have meanings customary and appropriate for financings of this type; provided that LIBOR with respect to the Pinnacle Term Loan Facility will be deemed to be not less than one percent (1.00%) per annum and Base Rate will be deemed to be not less than 100 basis points higher than one-month LIBOR.

During the continuance of an event of default, interest will accrue (i) on principal of any loan at a rate of 200 basis points in excess of the rate otherwise applicable to such loan and (ii) on any outstanding amount at a rate of 200 basis points in excess of the non-default interest rate then applicable to Base Rate loans under the Pinnacle Revolving Credit Facility, and will be payable on demand.

Commitment Fee:

Commencing on the Acquisition Closing Date, a commitment fee of a per annum amount to be determined (calculated on a 360-day basis) shall be payable on the actual daily unused portions of the Pinnacle Revolving Credit Facility, such fee to be payable quarterly in arrears and on the date of termination or expiration of the commitments.

Calculation of Interest

and Fees:

Other than calculations in respect of interest at the Base Rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:	Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs

Annex II-2

incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes, and including treating as introduced or adopted after the Acquisition Closing Date all the Dodd-Frank Wall Street Reform and Consumer Protection Act and all related requests, rules, guidelines and directives promulgated thereunder and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case, pursuant to Basel III.

Letter of Credit Fees:

Letter of Credit fees equal to the Applicable Margin from time to time on LIBOR advances under the Pinnacle Revolving Credit Facility on a per annum basis will be payable quarterly in arrears and shared proportionately by the Pinnacle Credit Agreement Lenders under the Pinnacle Revolving Credit Facility. In addition, a fronting fee of a per annum amount to be determined will be payable to the Issuing Bank for its own account, as well as customary issuance and documentary fees. Both the Letter of Credit fees and the fronting fees will be calculated on the amount available to be drawn under each outstanding Letter of Credit.

Maturity:	Pinnacle Senior Term Facility: The date seven years after the Acquisition Closing Date.

Pinnacle Revolving Credit Facility: If the Pinnacle Credit Agreement Amendment is obtained, the maturity date for the Revolving Loans under the Pinnacle Credit Agreement, and if the Pinnacle Credit Agreement Amendment is not obtained, the date five years after the Acquisition Closing Date.

Scheduled Amortization:

Pinnacle Term Loan Facility: The Pinnacle Term Facility will be subject to quarterly amortization of one-quarter percent (0.25%) of the original principal amount of the Pinnacle Term Loan Facility (the “Scheduled Amortization”).

Pinnacle Revolving Credit Facility: None.

Incremental Facilities:	Similar to the Pinnacle Credit Agreement.

Mandatory Prepayments

and Commitment

Reductions:	Similar to the Pinnacle Credit Agreement.

Optional Prepayments and

Commitment Reductions:	Similar to the Pinnacle Credit Agreement.

Security:	Substantially the same as the collateral securing the obligations under the Pinnacle Credit Agreement.

Annex II-3

Conditions Precedent

to Closing:	Those specified in Section 5 of the Commitment Letter and Annex V to the Commitment Letter.

Conditions Precedent to

Each Borrowing under the

Target Senior Credit Facilities:	Those specified in Section 5 of the Commitment Letter and Annex V to the Commitment Letter.

After the Acquisition Closing Date, each borrowing or issuance or renewal of a Letter of Credit under the Target Senior Credit Facilities will be subject to satisfaction of the customary conditions precedent.

Representations and

Warranties:	Usual and customary for transactions of this type and similar to the Pinnacle Credit Agreement.

Covenants:

Usual and customary affirmative, negative and financial covenants (applicable to the Borrower and its subsidiaries that are not designated as “unrestricted subsidiaries”) for a transaction of this type, including, without limitation, the following:

(a) Affirmative Covenants: Similar to the Pinnacle Credit Agreement.

(b) Negative Covenants: Similar to the Pinnacle Credit Agreement.

(c) Financial Covenants: Similar to the Pinnacle Credit Agreement.

Events of Default:	Similar to the Pinnacle Credit Agreement.

Unrestricted Subsidiaries:	Similar to the Pinnacle Credit Agreement.

Assignments and

Participations:	Similar to the Pinnacle Credit Agreement.

Waivers and Amendments:	Similar to the Pinnacle Credit Agreement.

Indemnification:	Similar to the Pinnacle Credit Agreement.

Governing Law:	New York.

Expenses:	Similar to the Pinnacle Credit Agreement.

Counsel to the

Administrative Agent:	Latham & Watkins, LLP.

Miscellaneous:	Each of the parties shall (i) waive its right to a trial by jury and (ii) submit to New York jurisdiction.

Annex II-4

Pinnacle Credit Agreement:

For purposes of this Pinnacle Credit Agreement Summary of Terms, the indication that provisions will be similar to the Pinnacle Credit Agreement means that such provisions will be similar to the provisions of the Pinnacle Credit Agreement with adjustments to give effect to the Transactions and otherwise reasonably requested by the Lead Arrangers.

Annex II-5

ANNEX III-A

SUMMARY OF TERMS AND CONDITIONS

TARGET BRIDGE LOANS

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex III-A is attached.

Borrower:	The Target Company

Guarantors:	Same as the Target Credit Facilities.

Target Bridge Administrative

Agent:	A to be determined entity will act as sole and exclusive administrative agent for the Target Bridge Lenders (the “Target Bridge Administrative Agent”).

Joint Arrangers and

Joint Bookrunning Manager:

J.P. Morgan Securities LLC (“JPMS”) and Goldman Sachs (“Goldman”) will act as joint arrangers and joint bookrunning managers for the Target Bridge Loans (in such capacity, the “Target Bridge Lead Arrangers”).

Bridge Lenders:

JPMorgan Chase Bank, N.A. or an affiliate thereof (“JPMCB”) and Goldman (collectively, with JPMCB, the “Initial Bridge Lenders”) and other financial institutions and institutional lenders selected by the Target Bridge Lead Arrangers (the “Target Bridge Lenders”).

Target Bridge Loans:

Up to $1,050,400,000 of senior unsecured bridge loans (the “Target Bridge Loans”) to satisfy any change of control put made with respect to the Existing Notes. The Target Bridge Loans will be available to the Borrower in one drawing upon consummation of the Acquisition.

Ranking:

The Target Bridge Loans will be senior unsecured obligations of the Borrower and will rank pari passu in right of payment with all other senior unsecured obligations of the Borrower and effectively subordinated to all of the Borrower’s senior secured obligations, including borrowings under the Target Credit Facilities, to the extent of the value of the collateral. The guarantees will be senior unsecured obligations of each Guarantor and will rank pari passu in right of payment with all other unsecured obligations of such Guarantor and effectively subordinated to all of such Guarantor’s senior secured obligations, including such Guarantor’s obligations under the Borrower’s Target Credit Facilities, to the extent of the value of the collateral.

Security:	None.

Purpose:	The proceeds of the Target Bridge Loans will be used to fund any change of control put obligations with respect to the Existing Notes.

Annex III-A-1

Interest Rate:

Interest shall be payable quarterly in arrears at a rate per annum equal to three-month LIBOR plus the Applicable Margin (as defined in the Fee Letter), with such interest to increase by fifty (50) bps on each 90th day anniversary of the Acquisition Closing Date.

“LIBOR” shall be deemed to be not less than 1.25% per annum.

During the continuance of an event of default, interest will accrue on the principal of the Target Bridge Loans and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Target Bridge Loans, and will be payable on demand.

Following the Target Bridge First Anniversary (as defined below), interest on the Target Bridge Loans will accrue at a per annum rate equal to the Target Total Cap, and will be payable quarterly in arrears.

All calculations of interest shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:

Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments of LIBOR loans, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

Amortization:	None.

Optional Prepayments:

The Target Bridge Loans may be prepaid prior to the first anniversary of the Acquisition Closing Date (the “Target Bridge First Anniversary Date”), without premium or penalty, in whole or in part, upon written notice, at the option of the Borrower, at any time, together with accrued interest to the prepayment date.

Mandatory Prepayments:

The Borrower shall prepay the Target Bridge Loans without premium or penalty and offer to purchase Target Exchange Notes at the premium for optional redemptions set forth in Annex III-C (on a pro rata basis) together with accrued interest to the prepayment or purchase date, with (a) to the extent permitted pursuant the Target Credit Agreement and the indenture for the Existing Target Notes, all net cash proceeds from (i) sales of property and assets of the Target Company or any of its subsidiaries (including sales or issuances of equity interests by subsidiaries of the Target Company but excluding sales of inventory in the ordinary course of business and other exceptions to be agreed in the Credit Documentation), and (ii) Extraordinary Receipts (to be defined to include extraordinary receipts such as tax refunds, casualty and indemnity payments, and certain insurance proceeds and to exclude cash receipts in the ordinary course of business), in each case, subject to reinvestment rights to be agreed, (b) to the extent permitted pursuant the Target Credit Agreement and the indenture for the Existing Target Notes, all net cash proceeds from the issuance or incurrence after the

Annex III-A-2

Acquisition Closing Date of additional debt of the Target Company or any of its subsidiaries other than certain debt permitted under the Credit Documentation, and (c) to the extent permitted pursuant the Target Credit Agreement and the indenture for the Existing Target Notes, 100% of all net cash proceeds from any issuance of equity interest by, or equity contribution to, the Target Company, subject to exceptions to be agreed. The Borrower’s obligation to prepay Target Bridge Loans and purchase Target Exchange Notes shall be deemed to be satisfied with respect to clause (a) above on a dollar-for-dollar basis to the extent of amounts applied to repay loans under (i) the Target Credit Agreement Term A Loan Facility, (ii) the Target Credit Agreement Term B Loan Facility or (iii) the Target Revolving Credit Facility to the extent accompanied by a permanent reduction in commitments thereunder.

Change of Control:

In the event of a Target Change of Control (to be defined but to exclude the Acquisition), each Target Bridge Lender will have the right to require the Borrower, and the Borrower must offer, to prepay the outstanding principal amount of the Target Bridge Loans at a premium equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment.

Conversion into Target

Rollover Loans:

If the Target Bridge Loans have not been previously prepaid in full for cash on or prior to the Target Bridge First Anniversary Date, the principal amount of the Target Bridge Loans outstanding on the Target Bridge First Anniversary Date may, subject to the conditions precedent set forth in Annex III-B, be converted into unsecured rollover loans with a maturity of seven years from the Target Bridge First Anniversary Date and otherwise having the terms set forth in Annex III-B (the “Target Rollover Loans”). Any Target Bridge Loans not converted into Target Rollover Loans shall be repaid in full on the Target Bridge First Anniversary Date.

Exchange into

Exchange Notes:

Each Target Bridge Lender that is (or will immediately transfer its Target Exchange Notes to) an Eligible Holder (as defined in Annex III-C) will have the right, at any time on or after the Target Bridge First Anniversary Date, to exchange Target Rollover Loans held by it for unsecured senior exchange notes of the Borrower having the terms set forth in Annex III-C (the “Target Exchange Notes”). Notwithstanding the foregoing, the Borrower will not be required to exchange Target Rollover Loans for Target Exchange Notes unless at least $25,000,000 of Target Exchange Notes would be outstanding immediately after such exchange. In connection with each such exchange, or at any time prior thereto if requested by the Initial Target Bridge Lenders, the Borrower shall (i) deliver to the Target Bridge Lenders that is receiving Target Exchange Notes, and to such other Target Bridge Lenders as the Initial Target Bridge Lenders request, an offering memorandum of the type customarily utilized in a Rule 144A offering of high yield securities covering the resale of such Target Exchange Notes or Target Bridge

Annex III-A-3

Loans by such Target Bridge Lenders, in such form and substance as reasonably acceptable to the Borrower and the Initial Target Bridge Lenders, and keep such offering memorandum updated in a manner as would be required pursuant to a customary Rule 144A securities purchase agreement, (ii) execute an exchange agreement containing provisions customary in Rule 144A transactions (including indemnification provisions) if requested by the Initial Target Bridge Lenders, (iii) deliver or cause to be delivered such opinions and accountants’ comfort letters addressed to the Initial Target Bridge Lenders and such certificates as the Initial Target Bridge Lenders may request as would be customary in Rule 144A offerings and otherwise in form and substance reasonably satisfactory to the Initial Bridge Lenders and (iv) take such other actions, and cause its advisors, auditors and counsel to take such actions, as reasonably requested by the Initial Bridge Lenders in connection with issuances or resales of Target Exchange Notes or Bridge Loans, including providing such information regarding the business and operations of the Target Company and its subsidiaries as is reasonably requested by any prospective holder of Target Exchange Notes or Bridge Loans and customarily provided in due diligence investigations in connection with purchases or resales of securities.

Conditions Precedent:	Those specified in Section 5 of the Commitment Letter and Annex V to the Commitment Letter.

Covenants:

Based on the covenants for the Target Credit Facilities, subject to cushions in respect of baskets and thresholds at levels to be determined and a covenant to comply with the Fee Letter and a covenant for the Borrower to use its best efforts to refinance the Target Bridge Facility with the proceeds of the Target Permanent Securities as promptly as practicable following the Acquisition Closing Date.

Negative covenants that are customary for high yield debt securities of issuers of similar size and credit quality, as determined by the Target Bridge Lead Arrangers in light of prevailing market conditions and other circumstances; provided that prior to the Target Bridge First Anniversary Date, the limitation on restricted payments and the limitation on liens and debt will be more restrictive than customary high yield covenants. In addition the Borrower will be required to comply with the Commitment Letter, the Fee Letter and the Engagement Letter, and to use best efforts to refinance the Target Bridge Loans as promptly as practicable following the Acquisition Closing Date, including by taking the actions specified in Annex V.

Representations and

Warranties, Events of

Default, Waivers and

Consents:	Usual and customary for a transaction of this type and similar to those contained in the Target Credit Facilities.

Annex III-A-4

Assignments and

Participations:

Each Target Bridge Lender will be permitted to make assignments in minimum amounts to be agreed to other entities approved by the Target Bridge Administrative Agent, which approval shall not be unreasonably withheld or delayed; provided, however, that no such approval shall be required in connection with assignments to other Target Bridge Lenders or any of their affiliates. Each Target Bridge Lender will also have the right, without any consent, to assign as security all or part of its rights under the Credit Documentation to any Federal Reserve Bank. Target Bridge Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate and maturity date. An assignment fee in the amount of $3,500 will be charged with respect to each assignment unless waived by the Target Bridge Administrative Agent in its sole discretion.

If an Initial Target Bridge Lender makes an assignment of Target Bridge Loans at a price less than par, the assignment agreement may provide that, upon any repayment or prepayment of such Target Bridge Loans with the proceeds of an issuance of securities of the Target Company or any of its subsidiaries in which the Initial Target Bridge Lenders or an affiliate thereof acted as underwriter or initial purchaser (an “Applicable Offering”), (i) the Borrower shall pay the holder of such Target Bridge Loans the price set forth in the assignment agreement as the price (which may be the price at which the Initial Target Bridge Lenders assigned such Target Bridge Loans but in any event may not be greater than par) at which time the holder of such Target Bridge Loans will be repaid by the Borrower with the proceeds of an Applicable Offering (the “Agreed Price”) and (ii) the Borrower shall pay the Initial Target Bridge Lenders the difference between par and the Agreed Price. Such payments by the Borrower shall be in full satisfaction of such Target Bridge Loans in the case of a repayment or prepayment with proceeds of an Applicable Offering. For the avoidance of doubt, the provisions of this paragraph do not apply to any repayments or prepayments other than with proceeds of an Applicable Offering.

Governing Law:	New York.

Indemnification and

Expenses:	Same as the Target Credit Facilities.

Counsel to Target Bridge Lead

Arrangers:	Latham & Watkins, LLP.

Annex III-A-5

ANNEX III-B

TARGET ROLLOVER LOANS

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex III-B is attached.

Borrower:	Same as the Target Bridge Loans.

Guarantors:	Same as the Target Bridge Loans.

Rollover Loans:

Target Rollover Loans in an initial principal amount equal to 100% of the outstanding principal amount of the Target Bridge Loans on the Target Bridge First Anniversary Date. Subject to the conditions precedent set forth below, the Target Rollover Loans will be available to the Borrower to refinance the Target Bridge Loans on the Target Bridge First Anniversary Date. The Target Rollover Loans will be governed by the Credit Documentation for the Target Bridge Loans and, except as set forth below, shall have the same terms as the Target Bridge Loans.

Ranking and Security:	Same as Target Bridge Loans.

Interest Rate:	Interest shall be payable quarterly in arrears at a rate per annum equal to the Target Total Cap.

During the continuance of an event of default, interest will accrue on the principal of the Target Rollover Loans and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Target Rollover Loans, and will be payable on demand.

All calculations of interest shall be made on the basis of actual number of days elapsed in a 360-day year.

Maturity:	Seven years after the Acquisition Closing Date (the “Target Rollover Maturity Date”).

Optional Prepayments:

For so long as the Target Rollover Loans have not been exchanged for Target Exchange Notes of the Borrower as provided in Annex III-C, they may be prepaid at the option of the Borrower, in whole or in part, at any time, together with accrued and unpaid interest to the prepayment date (but without premium or penalty).

Conditions Precedent to

Rollover:	The ability of the Borrower to convert any Target Bridge Loans into Target Rollover Loans is subject to the following conditions being satisfied:

(i)	at the time of any such refinancing, there shall exist no event of default or event that, with notice and/or lapse of time, could

Annex III-B-1

become an event of default, and there shall be no failure to comply with the Target Take-out Demand (as defined in the Fee Letter);

(ii)	all fees due to the Target Bridge Lead Arrangers and the Initial Target Bridge Lenders shall have been paid in full;

(iii)	the Target Bridge Lenders shall have received promissory notes evidencing the Target Rollover Loans (if requested) and such other documentation as shall be set forth in the Credit Documentation; and

(iv)	no order, decree, injunction or judgment enjoining any such refinancing shall be in effect.

Covenants:	From and after the Target Bridge First Anniversary Date, the covenants applicable to the Target Rollover Loans will conform to those applicable to the Target Exchange Notes.

Assignments and

Participations:	Same as the Target Bridge Loans.

Governing Law:	New York.

Indemnification and

Expenses:	Same as the Target Bridge Loans.

Annex III-B-2

ANNEX III-C

SUMMARY OF TERMS AND CONDITIONS

TARGET EXCHANGE NOTES

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex II-C is attached.

Issuer:	Same as the Target Bridge Loans.

Guarantors:	Same as the Target Bridge Loans.

Exchange Notes:

The Borrower will issue the Target Exchange Notes under an indenture that complies with the Trust Indenture Act of 1939, as amended (the “Target Indenture”). The Borrower will appoint a trustee reasonably acceptable to the holders of the Target Exchange Notes. The Target Indenture will include provisions customary for an indenture governing publicly traded high yield debt securities, but with covenants that are more restrictive in certain respects. Except as expressly set forth above, the Target Exchange Notes shall have the same terms as the Target Rollover Loans.

Ranking and Security:	Same as the Target Bridge Loans.

Interest Rate:	Interest shall be payable quarterly in arrears at a per annum rate equal to the Target Total Cap.

During the continuance of an event of default, interest will accrue on the principal of the Target Exchange Notes and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Target Exchange Notes, and will be payable on demand.

Maturity:	Same as the Target Rollover Loans.

Amortization:	None.

Optional Redemption:

Until the date that is the 48 month anniversary of the Acquisition Closing Date (the “Redemption Date”), the Target Exchange Notes will be redeemable at a customary “make-whole” premium calculated using a discount rate equal to the yield on comparable Treasury securities plus 50 basis points. Thereafter, the Target Exchange Notes will be redeemable at the option of the Target Company at a premium equal to 50% of the coupon on the Target Exchange Notes, declining ratably to par on the date which is 12 months prior to the Target Rollover Maturity Date.

In addition, Target Exchange Notes will be redeemable at the option of the Issuer prior to the Redemption Date with the net cash proceeds of qualified equity offerings of the Target Company at a premium equal to the coupon on the Target Exchange Notes; provided that after giving effect to such redemption at least 65% of the aggregate principal amount of Target Exchange Notes originally issued shall remain outstanding.

Mandatory

Offer to Purchase:

The Borrower will be required to offer to purchase the Target Exchange Notes upon a Target Change of Control (to be defined in the Target Indenture but to exclude the Acquisition) at 101% of the principal amount thereof plus accrued interest to the date of purchase.

Right to Transfer

Exchange Notes:

Each holder of Target Exchange Notes shall have the right to transfer its Target Exchange Notes in whole or in part, at any time to an Eligible Holder and, after the Target Exchange Notes are registered pursuant to the provisions described under “Registration Rights”, to any person or entity; provided that if the Issuer or any of its affiliates holds Target Exchange Notes, such Target Exchange Notes shall be disregarded in any voting. “Eligible Holder” will mean (a) an institutional “accredited investor” within the meaning of Rule 501 under the Securities Act, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (c) a person acquiring the Target Exchange Notes pursuant to an offer and sale occurring outside of the United States within the meaning of Regulation S under the Securities Act, (d) a person acquiring the Target Exchange Notes in a transaction that is, in the opinion of counsel reasonably acceptable to the Issuer or (e) any Commitment Party, exempt from the registration requirements of the Securities Act; provided that in each case such Eligible Holder represents that it is acquiring the Target Exchange Notes for its own account and that it is not acquiring such Target Exchange Notes with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof.

Registration Rights:	None.

Governing Law:	New York.

Indemnification and

Expenses:	Same as the Target Bridge Loans.

Annex III-C-2

ANNEX IV-A

SUMMARY OF TERMS AND CONDITIONS

ACQUISITION HOLDINGS BRIDGE LOANS

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex III-A is attached.

Borrower:	Acquisition Holdings

Guarantors:	None.

Acquisition Holdings Bridge

Administrative Agent:	An entity to be determined will act as sole and exclusive administrative agent for the Acquisition Holdings Bridge Lenders (the “Acquisition Holdings Bridge Administrative Agent”).

Joint Arrangers and

Joint Bookrunning Manager:

J.P. Morgan Securities LLC (“JPMS”) and Goldman Sachs (“Goldman”) will act as joint arrangers and joint bookrunning managers for the Acquisition Holdings Bridge Loans (in such capacity, the “Acquisition Holdings Bridge Lead Arrangers”).

Bridge Lenders:

JPMorgan Chase Bank, N.A. or an affiliate thereof (“JPMCB”) and Goldman (collectively, with JPMCB, the “Initial Bridge Lenders”) and other financial institutions and institutional lenders selected by the Acquisition Holdings Bridge Lead Arrangers (the “Acquisition Holdings Bridge Lenders”).

Acquisition Holdings

Bridge Loans:

Up to $315,000,000 of senior unsecured bridge loans (the “Acquisition Holdings Bridge Loans”) to satisfy a portion of the Acquisition Consideration on the Acquisition Closing Date. The Acquisition Holdings Bridge Loans will be available to the Borrower in one drawing upon consummation of the Acquisition

Ranking:	The Acquisition Holdings Bridge Loans will be senior unsecured obligations of the Borrower and will rank pari passu in right of payment with all other senior unsecured obligations of the Borrower.

Security:	None.

Purpose:	The proceeds of the Acquisition Holdings Bridge Loans, together with proceeds from the New Term Loans, shall be used to fund the Acquisition and to pay transaction fees and expenses related thereto.

Interest Rate:

Interest shall be payable quarterly in arrears at a rate per annum equal to three-month LIBOR plus the Applicable Margin (as defined in the Fee Letter), with such interest to increase by fifty (50) bps on each 90th day anniversary of the Acquisition Closing Date.

“LIBOR” shall be deemed to be not less than 1.25%.

Annex IV-A-1

During the continuance of an event of default, interest will accrue on the principal of the Acquisition Holdings Bridge Loans and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Acquisition Holdings Bridge Loans, and will be payable on demand.

Following the Acquisition Holdings Bridge First Anniversary (as defined below), interest on the Acquisition Holdings Bridge Loans will accrue at a per annum rate equal to the Acquisition Holdings Total Cap, and will be payable quarterly in arrears.

All calculations of interest shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:

Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments of LIBOR loans, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

Amortization:	None.

Optional Prepayments:

The Acquisition Holdings Bridge Loans may be prepaid prior to the first anniversary of the Acquisition Closing Date (the “Acquisition Holdings Bridge First Anniversary Date”), without premium or penalty, in whole or in part, upon written notice, at the option of the Borrower, at any time, together with accrued interest to the prepayment date.

Mandatory Prepayments:

The Borrower shall prepay the Acquisition Holdings Bridge Loans without premium or penalty and offer to purchase Acquisition Holdings Exchange Notes at the premium for optional redemptions set forth in Annex IV-C (on a pro rata basis) together with accrued interest to the prepayment or purchase date, with (a) to the extent permitted pursuant the Target Credit Agreement and the indenture for the Existing Target Notes, all net cash proceeds from (i) sales of property and assets of Acquisition Holdings or any of its subsidiaries (including sales or issuances of equity interests by subsidiaries of Acquisition Holdings but excluding sales of inventory in the ordinary course of business and other exceptions to be agreed in the Credit Documentation), and (ii) Extraordinary Receipts (to be defined to include extraordinary receipts such as tax refunds, casualty and indemnity payments, and certain insurance proceeds and to exclude cash receipts in the ordinary course of business), in each case, subject to reinvestment rights to be agreed; (b) to the extent permitted pursuant the Target Credit Agreement and the indenture for the Existing Target Notes, all net cash proceeds from the issuance or incurrence after the Acquisition Closing Date of additional debt of Acquisition Holdings other than certain debt permitted under the Credit Documentation; and (c) to the extent

Annex IV-A-2

permitted pursuant the Target Credit Agreement and the indenture for the Existing Target Notes, 100% of all net cash proceeds from any issuance of equity interest by, or equity contribution to, Acquisition Holdings, in each case subject to exceptions to be agreed and minus any amount applied to permanently reduce the principal amount outstanding under the Target Credit Facilities and the Target Bridge Facility.

Change of Control:

In the event of a Acquisition Holdings Change of Control (to be defined), each Acquisition Holdings Bridge Lender will have the right to require the Borrower, and the Borrower must offer, to prepay the outstanding principal amount of the Acquisition Holdings Bridge Loans at a premium equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment.

Conversion into Acquisition

Holdings Rollover Loans:

If the Acquisition Holdings Bridge Loans have not been previously prepaid in full for cash on or prior to the Acquisition Holdings Bridge First Anniversary Date, the principal amount of the Acquisition Holdings Bridge Loans outstanding on the Acquisition Holdings Bridge First Anniversary Date may, subject to the conditions precedent set forth in Annex IV-B, be converted into unsecured rollover loans with a maturity of four years from the Acquisition Holdings Bridge First Anniversary Date and otherwise having the terms set forth in Annex IV-B (the “Acquisition Holdings Rollover Loans”). Any Acquisition Holdings Bridge Loans not converted into Acquisition Holdings Rollover Loans shall be repaid in full on the Acquisition Holdings Bridge First Anniversary Date.

Exchange into

Exchange Notes:

Each Acquisition Holdings Bridge Lender that is (or will immediately transfer its Acquisition Holdings Exchange Notes to) an Eligible Holder (as defined in Annex IV-C) will have the right, at any time on or after the Acquisition Holdings Bridge First Anniversary Date, to exchange Acquisition Holdings Rollover Loans held by it for unsecured senior exchange notes of the Borrower having the terms set forth in Annex IV-C (the “Acquisition Holdings Exchange Notes”). Notwithstanding the foregoing, the Borrower will not be required to exchange Acquisition Holdings Rollover Loans for Acquisition Holdings Exchange Notes unless at least $25.0 million of Acquisition Holdings Exchange Notes would be outstanding immediately after such exchange. In connection with each such exchange, or at any time prior thereto if requested by the Initial Acquisition Holdings Bridge Lenders, the Borrower shall (i) deliver to the Acquisition Holdings Bridge Lenders that is receiving Acquisition Holdings Exchange Notes, and to such other Acquisition Holdings Bridge Lenders as the Initial Acquisition Holdings Bridge Lenders request, an offering memorandum of the type customarily utilized in a Rule 144A offering of high yield securities covering the resale of such Acquisition Holdings Exchange Notes or Acquisition Holdings Bridge Loans by such Acquisition Holdings Bridge Lenders, in such form and substance

Annex IV-A-3

as reasonably acceptable to the Borrower and the Initial Acquisition Holdings Bridge Lenders, and keep such offering memorandum updated in a manner as would be required pursuant to a customary Rule 144A securities purchase agreement, (ii) execute an exchange agreement containing provisions customary in Rule 144A transactions (including indemnification provisions) if requested by the Initial Acquisition Holdings Bridge Lenders, (iii) deliver or cause to be delivered such opinions and accountants’ comfort letters addressed to the Initial Acquisition Holdings Bridge Lenders and such certificates as the Initial Acquisition Holdings Bridge Lenders may request as would be customary in Rule 144A offerings and otherwise in form and substance reasonably satisfactory to the Initial Bridge Lenders and (iv) take such other actions, and cause its advisors, auditors and counsel to take such actions, as reasonably requested by the Initial Bridge Lenders in connection with issuances or resales of Acquisition Holdings Exchange Notes or Bridge Loans, including providing such information regarding the business and operations of Acquisition Holdings and its subsidiaries as is reasonably requested by any prospective holder of Acquisition Holdings Exchange Notes or Bridge Loans and customarily provided in due diligence investigations in connection with purchases or resales of securities.

Conditions Precedent:	Those set forth in the Commitment Letter (including the conditions specified in Annex V to the Commitment Letter).

Covenants:	Affirmative covenants that are customary for a facility of this type.

Negative covenants that are customary for leverage facilities of this type for borrowers of similar size and credit quality. In addition the Borrower will be required to comply with the Commitment Letter, the Fee Letter and the Engagement Letter, and to use best efforts to refinance the Acquisition Holdings Bridge Loans as promptly as practicable following the Acquisition Closing Date, including by taking the actions specified in Annex V.

Representations and

Warranties, Events of

Default, Waivers and

Consents:	Usual and customary for a transaction of this type.

Assignments and

Participations:

Each Acquisition Holdings Bridge Lender will be permitted to make assignments in minimum amounts to be agreed to other entities approved by the Acquisition Holdings Bridge Administrative Agent, which approval shall not be unreasonably withheld or delayed; provided, however, that no such approval shall be required in connection with assignments to other Acquisition Holdings Bridge Lenders or any of their affiliates. Each Acquisition Holdings Bridge Lender will also have the right, without any consent, to assign as security all or part of its rights under the Credit Documentation to any

Annex IV-A-4

Federal Reserve Bank. Acquisition Holdings Bridge Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate and maturity date. An assignment fee in the amount of $3,500 will be charged with respect to each assignment unless waived by the Acquisition Holdings Bridge Administrative Agent in its sole discretion.

If an Initial Acquisition Holdings Bridge Lender makes an assignment of Acquisition Holdings Bridge Loans at a price less than par, the assignment agreement may provide that, upon any repayment or prepayment of such Acquisition Holdings Bridge Loans with the proceeds of an issuance of securities of Acquisition Holdings or any of its subsidiaries in which the Initial Acquisition Holdings Bridge Lenders or an affiliate thereof acted as underwriter or initial purchaser (an “Applicable Offering”), (i) the Borrower shall pay the holder of such Acquisition Holdings Bridge Loans the price set forth in the assignment agreement as the price (which may be the price at which the Initial Acquisition Holdings Bridge Lenders assigned such Acquisition Holdings Bridge Loans but in any event may not be greater than par) at which the holder of such Acquisition Holdings Bridge Loans will be repaid by the Borrower with the proceeds of an Applicable Offering (the “Agreed Price”) and (ii) the Borrower shall pay the Initial Acquisition Holdings Bridge Lenders the difference between par and the Agreed Price. Such payments by the Borrower shall be in full satisfaction of such Acquisition Holdings Bridge Loans in the case of a repayment or prepayment with proceeds of an Applicable Offering. For the avoidance of doubt, the provisions of this paragraph do not apply to any repayments or prepayments other than with proceeds of an Applicable Offering.

Governing Law:	New York.

Indemnification and

Expenses:	Customary for facilities of this type.

Counsel to Target Bridge Lead

Arrangers:	Latham & Watkins, LLP.

Annex IV-A-5

ANNEX IV-B

ACQUISITION HOLDINGS ROLLOVER LOANS

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex IV-B is attached.

Borrower:	Same as the Acquisition Holdings Bridge Loans.

Guarantors:	None.

Rollover Loans:

Acquisition Holdings Rollover Loans in an initial principal amount equal to 100% of the outstanding principal amount of the Acquisition Holdings Bridge Loans on the Acquisition Holdings Bridge First Anniversary Date. Subject to the conditions precedent set forth below, the Acquisition Holdings Rollover Loans will be available to the Borrower to refinance the Acquisition Holdings Bridge Loans on the Acquisition Holdings Bridge First Anniversary Date. The Acquisition Holdings Rollover Loans will be governed by the Credit Documentation for the Acquisition Holdings Bridge Loans and, except as set forth below, shall have the same terms as the Acquisition Holdings Bridge Loans.

Ranking and Security:	Same as Acquisition Holdings Bridge Loans.

Interest Rate:	Interest shall be payable quarterly in arrears at a rate per annum equal to the Acquisition Holdings Total Cap.

During the continuance of an event of default, interest will accrue on the principal of the Acquisition Holdings Rollover Loans and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Acquisition Holdings Rollover Loans, and will be payable on demand.

All calculations of interest shall be made on the basis of actual number of days elapsed in a 360-day year.

Maturity:	Five years after the Acquisition Closing Date (the “Acquisition Holdings Rollover Maturity Date”).

Optional Prepayments:

For so long as the Acquisition Holdings Rollover Loans have not been exchanged for Acquisition Holdings Exchange Notes of the Borrower as provided in Annex IV-C, they may be prepaid at the option of the Borrower, in whole or in part, at any time, together with accrued and unpaid interest to the prepayment date (but without premium or penalty).

Conditions Precedent to

Rollover:	The ability of the Borrower to convert any Acquisition Holdings Bridge Loans into Acquisition Holdings Rollover Loans is subject to the following conditions being satisfied:

Annex IV-B-1

(i)

at the time of any such refinancing, there shall exist no event of default or event that, with notice and/or lapse of time, could become an event of default, and there shall be no failure to comply with the Acquisition Holdings Take-out Demand (as defined in the Fee Letter);

(ii)	all fees due to the Acquisition Holdings Bridge Lead Arrangers and the Initial Acquisition Holdings Bridge Lenders shall have been paid in full;

(iii)

the Acquisition Holdings Bridge Lenders shall have received promissory notes evidencing the Acquisition Holdings Rollover Loans (if requested) and such other documentation as shall be set forth in the Credit Documentation; and

(iv)	no order, decree, injunction or judgment enjoining any such refinancing shall be in effect.

Covenants:

From and after the Acquisition Holdings Bridge First Anniversary Date, the covenants applicable to the Acquisition Holdings Rollover Loans will conform to those applicable to the Acquisition Holdings Exchange Notes, except for covenants relating to the obligation of the Borrower to refinance the Acquisition Holdings Rollover Loans and others to be agreed.

Assignments and

Participations:	Same as the Acquisition Holdings Bridge Loans.

Governing Law:	New York.

Indemnification and

Expenses:	Same as the Acquisition Holdings Bridge Loans.

Annex IV-B-2

ANNEX IV-C

SUMMARY OF TERMS AND CONDITIONS

ACQUISITION HOLDINGS EXCHANGE NOTES

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex IV-C is attached.

Issuer:	Same as the Acquisition Holdings Bridge Loans.

Guarantors:	Same as the Acquisition Holdings Bridge Loans.

Exchange Notes:

The Borrower will issue the Acquisition Holdings Exchange Notes under an indenture that complies with the Trust Indenture Act of 1939, as amended (the “Acquisition Holdings Indenture”). The Borrower will appoint a trustee reasonably acceptable to the holders of the Acquisition Holdings Exchange Notes. The Acquisition Holdings Indenture will include provisions customary for an indenture governing publicly traded high yield debt securities, but with covenants that are more restrictive in certain respects. Except as expressly set forth above, the Acquisition Holdings Exchange Notes shall have the same terms as the Acquisition Holdings Rollover Loans.

Ranking and Security:	Same as the Acquisition Holdings Bridge Loans.

Interest Rate:	Interest shall be payable quarterly in arrears at a per annum rate equal to the Acquisition Holdings Total Cap.

During the continuance of an event of default, interest will accrue on the principal of the Acquisition Holdings Exchange Notes and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Acquisition Holdings Exchange Notes, and will be payable on demand.

Maturity:	Same as the Acquisition Holdings Rollover Loans.

Amortization:	None.

Optional Redemption:

Until the date that is the 30 month anniversary of the Acquisition Closing Date (the “Redemption Date”), the Acquisition Holdings Exchange Notes will be redeemable at a customary “make-whole” premium calculated using a discount rate equal to the yield on comparable Treasury securities plus 50 basis points. Thereafter, the Acquisition Holdings Exchange Notes will be redeemable at the option of Acquisition Holdings at a premium equal to 50% of the coupon on the Acquisition Holdings Exchange Notes, declining ratably to par on the date which is 12 months prior to the Acquisition Holdings Rollover Maturity Date.

In addition, Acquisition Holdings Exchange Notes will be redeemable at the option of the Issuer prior to the Redemption Date with the net

Annex IV-C-1

cash proceeds of qualified equity offerings of the Acquisition Holdings Company at a premium equal to the coupon on the Acquisition Holdings Exchange Notes; provided that after giving effect to such redemption at least 65% of the aggregate principal amount of Acquisition Holdings Exchange Notes originally issued shall remain outstanding.

Mandatory

Offer to Purchase:

The Borrower will be required to offer to purchase the Acquisition Holdings Exchange Notes upon an Acquisition Holdings Change of Control (to be defined in the Acquisition Holdings Indenture but to exclude the Acquisition) at 101% of the principal amount thereof plus accrued interest to the date of purchase.

Right to Transfer

Exchange Notes:

Each holder of Acquisition Holdings Exchange Notes shall have the right to transfer its Acquisition Holdings Exchange Notes in whole or in part, at any time to an Eligible Holder and, after the Acquisition Holdings Exchange Notes are registered pursuant to the provisions described under “Registration Rights”, to any person or entity; provided that if the Issuer or any of its affiliates holds Acquisition Holdings Exchange Notes, such Acquisition Holdings Exchange Notes shall be disregarded in any voting. “Eligible Holder” will mean (a) an institutional “accredited investor” within the meaning of Rule 501 under the Securities Act, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (c) a person acquiring the Acquisition Holdings Exchange Notes pursuant to an offer and sale occurring outside of the United States within the meaning of Regulation S under the Securities Act, (d) a person acquiring the Acquisition Holdings Exchange Notes in a transaction that is, in the opinion of counsel reasonably acceptable to the Issuer, exempt from the registration requirements of the Securities Act or (e) any Commitment Party; provided that in each case such Eligible Holder represents that it is acquiring the Acquisition Holdings Exchange Notes for its own account and that it is not acquiring such Acquisition Holdings Exchange Notes with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof.

Registration Rights:	None.

Governing Law:	New York.

Indemnification and

Expenses:	Same as the Acquisition Holdings Bridge Loans.

Annex IV-C-2

ANNEX V

CONDITIONS PRECEDENT TO CLOSING

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex V is attached.

The funding of the New Term Loans and the loans under the Facilities will be subject to the following conditions precedent:

(i) The Lead Arrangers shall be satisfied with the definitive agreement relating to the Acquisition (including all schedules and exhibits thereto) (the “Acquisition Agreement”) (it being understood that the Commitment Parties, the Lenders and the Lead Arrangers hereby acknowledge that they are satisfied with the Acquisition Agreement, dated as of December 20, 2012, and all exhibits, schedules, annexes, attachments and exhibits thereto which have been delivered to the Lead Arrangers at 3:54 pm Pacific time on December 20, 2012); and the Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision waived or consented to that would be materially adverse to the Lenders or the Lead Arrangers (in their capacity as such) without the prior written consent of the Lead Arrangers.

(ii) Since the date of the Commitment Letter, there has been no Company Material Adverse Effect, which shall be defined as follows (any capitalized terms not defined in the Commitment Letter shall have the meaning set forth in the Acquisition Agreement):

“Company Material Adverse Effect” means any event, change, occurrence or effect that would have or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Target Company and its Subsidiaries, taken as a whole, other than any change, effect, event or occurrence resulting from (a) changes in general economic, financial market, business or geopolitical conditions, (b) general changes or developments in any of the industries or markets in which the Target Company or its Subsidiaries operate or intend to operate, including increased competition, (c) any actions required to be taken pursuant to Section 5.7 of the Acquisition Agreement to obtain any approval or authorization under applicable antitrust or competition Laws or applicable Gaming Laws necessary for the consummation of the Merger, (d) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, (e) any change in the price or trading volume of the Target Company’s stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (f) any failure by the Target Company to meet any published analyst estimates or expectations of the Target Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Target Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (g) any outbreak or escalation of hostilities or war or any act of terrorism or any other national or

Annex V-1

international calamity, crisis or emergency, (h) the announcement of the Acquisition Agreement and the transactions contemplated thereby, including the initiation of litigation by any Person with respect to the Acquisition Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Target Company and its Subsidiaries due to the announcement and performance of the Acquisition Agreement or the identity of the parties to the Acquisition Agreement, or the performance of the Acquisition Agreement and the transactions contemplated thereby, including compliance with the covenants set forth therein, (i) any action taken by the Target Company, or which the Target Company causes to be taken by any of its Subsidiaries, in each case which is required or permitted by the Acquisition Agreement or (j) any actions taken (or omitted to be taken) at the request of Pinnacle.

(iii) The Lead Arrangers shall have received: (A) as soon as available and in any event within 60 days after the end of the 2012 fiscal year, an audited balance sheet and related statements of operations and cash flows of the Target Company and of Pinnacle for such fiscal year (the “Annual Financial Statements”), (B) as soon as available and in any event within 40 days after the end of each fiscal quarter ending after the end of the 2012 fiscal year, an unaudited balance sheet and related statements of operations and cash flows of the Target Company and of Pinnacle for such fiscal quarter and for the elapsed period of the 2013 fiscal year and for the comparable periods of the prior fiscal year (the “Quarterly Financial Statements”) and (C) pro forma balance sheet and related statement of operations of Pinnacle and the Target Company for (i) the fiscal year ended 2012 (or 2011 if fiscal year 2012 audited financial statements are not yet required to be filed with the Securities and Exchange Commission), (ii) the last completed fiscal quarter for which Quarterly Financial Statements are required to be delivered under clause (B) above, and (iii) the latest four-quarter period ending with the last fiscal quarter for which Quarterly Financial Statements are required to be delivered under clause (B) above (the “LTM Financials”), in each of (i), (ii) and (iii), after giving effect to the Transaction (the “Pro Forma Financial Statements”), promptly after the historical financial statements for such periods are available, each of which financial statements shall meet the requirements of Regulation S-X under the Securities Act (other than the LTM Financials due to their preparation based on the latest four-quarter period) and all other accounting rules and regulations of the Securities and Exchange Commission promulgated thereunder. Notwithstanding the foregoing, each of the Target Company and Pinnacle will be deemed to have furnished such reports if it or its parent company has filed or furnished such reports with the SEC via the EDGAR filing system and such reports are publicly available

(iv) The Lead Arrangers and the Initial Lenders under the Facilities shall have received forecasts prepared by management of the applicable Borrower, each in form reasonably satisfactory to the Lead Arrangers and the Initial Lenders under the Facilities, of balance sheets, income statements and cash flow statements for each quarter for the first two years following the Acquisition Closing Date, and for each of the four years commencing with the first fiscal year following the Acquisition Closing Date.

(v) The Lead Arrangers shall have no less than 20 business days after the delivery of the applicable Information Memorandum prior to the Acquisition Closing Date in order to attempt to syndicate the New Term Loans and/or the Facilities pursuant to Section 2 of the Commitment Letter; provided that such 20 business-day period shall exclude the following days (such days, the “Black-Out Days”): (a) from May 24, 2013 through May 28, 2013, (b) from July

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3, 2013 through July 5, 2013 and (c) from August 19, 2013 through and including September 2, 2013.

(vi) All fees then due to the Administrative Agent, the Lead Arrangers and the Initial Lenders shall have been paid, and all expenses to be paid or reimbursed to the Administrative Agents and the Lead Arrangers that have been invoiced a reasonable period of time prior to the closing of the Credit Agreement Amendments and the Facilities (and in any event, invoiced at least 3 business days prior to the closing of the Credit Agreement Amendments and the Facilities (except as otherwise agreed by Pinnacle)) shall have been paid from the proceeds of the fundings under the Credit Documentation on the Acquisition Closing Date or otherwise.

(vii) After giving effect to the Transaction, the Companies shall have outstanding no indebtedness for borrowed money or preferred stock other than (a) the loans and other extensions of credit under the Facilities and (b) other indebtedness for borrowed money as set forth on Annex VI hereto. The Lead Arrangers shall have received reasonably satisfactory evidence of repayment of all indebtedness of such entities to be repaid on the closing of the Credit Agreement Amendments and the Facilities.

(viii) Each of the Borrowers and each of the applicable Guarantors, if any, under each Facility shall have provided the documentation and other information to the applicable Administrative Agent that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, at least 10 business days prior to the closing of the Credit Agreement Amendments and the Facilities.

(ix) Pinnacle shall have received all material governmental and/or regulatory approvals (including approvals from all applicable gaming authorities) necessary to consummate the Transaction (including on the terms and conditions contemplated by this Commitment Letter).

(x) The Initial Lenders shall have received certification as to the financial condition and solvency of Pinnacle, the Target Company or Acquisition Holdings, in each case on a consolidated basis after giving effect to the Transaction, as applicable (as used in this Annex V, the “Applicable Borrower”), from the chief financial officer of such entity. The Initial Lenders shall have received reasonably satisfactory customary opinions of counsel to the Applicable Borrower and any applicable Guarantors under each Facility (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for such Facility and creation and perfection of the liens granted thereunder on the collateral) and of appropriate local counsel and such customary corporate resolutions, certificates and other closing documents as such lenders shall reasonably require.

(xi) In each case, subject to Section 5 of the Commitment Letter, with respect to the Target Credit Facilities, all filings, recordations and searches necessary or desirable in connection with the liens and security interests in the collateral shall have been duly made; all filing and recording fees and taxes shall have been duly paid and any title insurance reasonably requested by the Administrative Agents under the Target Credit Facilities with respect to real property interests of the Target Company and the Guarantors under the Target Credit Facilities shall have been obtained. The Target Credit Agreement Lenders shall have received endorsements naming the Target Credit Agreement Administrative Agent, on behalf of such Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Applicable Borrower and its subsidiaries forming part of the collateral under the Target Credit Facilities. The collateral under the Target Credit Facilities

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described in this clause will be comparable to the Target Credit Agreement and the documentation granting the Target Credit Agreement Administrative Agent a security interest in such collateral will be comparable to the documentation provided pursuant to the Target Credit Agreement.

(xii) In each case, subject to Section 5 of the Commitment Letter, with respect to the Pinnacle Credit Facilities, all filings, recordations and searches necessary or desirable in connection with the liens and security interests in the collateral shall have been duly made; all filing and recording fees and taxes shall have been duly paid and any title insurance reasonably requested by the Administrative Agents under the Pinnacle Credit Facilities with respect to real property interests of the Pinnacle Company and the Guarantors under the Pinnacle Credit Facilities shall have been obtained. The Pinnacle Credit Agreement Lenders shall have received endorsements naming the Pinnacle Credit Agreement Administrative Agent, on behalf of such Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Applicable Borrower and its subsidiaries forming part of the collateral under the Pinnacle Credit Facilities. The collateral under the Pinnacle Credit Facilities described in this clause will be comparable to the Pinnacle Credit Agreement and the documentation granting the Pinnacle Credit Agreement Administrative Agent a security interest in such collateral will be comparable to the documentation provided pursuant to the Pinnacle Credit Agreement.

(xiii) On the date hereof, Pinnacle has entered into an engagement letter (the “Engagement Letter”) (a copy of which has been provided to the Commitment Parties) with J.P. Morgan Securities LLC and Goldman, Sachs and Co. (the “Investment Banks”), and pursuant to the Engagement Letter, Pinnacle has engaged the Investment Banks to sell or place the Acquisition Holdings Notes and (a) the Investment Banks shall have received (i) a preliminary offering memoranda or preliminary private placement memoranda (“Offering Document”), which shall be in customary complete form or which, with respect to the description of notes and any other parts thereof for which the Investment Banks’ or their advisors’ cooperation or approval is required for them to be complete, the Applicable Borrower shall have used its commercially reasonable efforts to cause it to be complete, and in either case, which Offering Document shall contain information regarding the Applicable Borrower of type and form customarily included in private placements under Rule 144A of the Securities Act and financial statements, pro forma financial statements, business and other financial data of the type required in a registered offering by Regulation S-X and Regulation S-K under the Securities Act (other than Rule 3-10 of Regulation S-X and subject to exceptions customary for private placements pursuant to Rule 144A of the Securities Act) and (ii) drafts of customary “comfort” letters (including “negative assurance” comfort) that independent accountants of the Applicable Borrower would be prepared to deliver upon completion of customary procedures in connection with the offering of the Target Notes and (b) the Investment Banks shall have been afforded a consecutive 20 business-day period ending on the day that is two business days prior to the Acquisition Closing Date to seek to offer and sell or privately place the Target Notes with qualified purchasers thereof; provided that such 20 business-day period shall exclude the Black-Out Days.

(xiv) With respect to obtaining a consent from the holders of the Existing Target Notes (such consent, the “Note Consent”), Pinnacle shall (a) prepare and distribute, or shall cause the Target Company to prepare and distribute, not later than 60 days after the date of this Commitment Letter consent solicitation materials containing proposed amendments to the indenture governing the Existing Target Notes in respect of the Acquisition that are acceptable to the Commitment Parties (and in any event such consent solicitation shall include the proposed

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amendment described in Annex VII), provided that if such consent solicitation does not result in obtaining the requisite consent from the holders of the Existing Target Notes in order to make such amendments, then no later than 85 days after the date of this Commitment Letter, Pinnacle shall prepare and distribute, or shall cause the Target Company to prepare and distribute, to holders of the Existing Target Notes consent solicitation materials containing only the proposed amendment described in Annex VII (any consent solicitation materials under this clause (xiv), the “Consent Solicitation Materials”). Any Consent Solicitation Materials shall, in each case, be in a form customary for such Consent Solicitation Materials and shall contain all information required under applicable law in connection with the applicable Note Consent, in each case in a manner necessary to permit the Note Consent to become effective on or prior to the Acquisition Closing Date, and (b) complete, or shall cause the Target Company to complete, the Note Consent not later than 120 days after the date of this Commitment Letter.

(xv) If Pinnacle or the Target Company are not able to secure the Note Consent from the required holders of the Target Existing Bonds after using their commercially reasonable efforts to secure the Note Consent, Pinnacle shall cause the Target Company to, launch the required change of control offer (the “Change of Control Offer”) as provided in the indenture governing the Existing Target Notes with such terms as are reasonably satisfactory to the Commitment Parties and consistent with such indenture, including an early tender premium for consenting holders accepting the Change of Control Offer on a date acceptable to the Commitment Parties, not later than a date mutually agreed between you and the Commitment Parties but no later than 30 days prior to the Acquisition Closing Date, and consummate such offer on the Acquisition Closing Date.

(xvi) Compliance in all material respects with the provisions of the second paragraph of Section 2 of the Commitment Letter.

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ANNEX VI

DEBT

All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Commitment Letter of which this Annex is a part.

•	Target Company’s 7.50% Senior Unsecured Notes due 2021;

•	Pinnacle’s 8.625% Senior Unsecured Notes due 2017;

•	Pinnacle’s 8.75% Senior Subordinated Unsecured Notes due 2020;

•	Pinnacle’s 7.75% Senior Subordinated Unsecured Notes due 2022;

•	The Acquisition Holdings Notes;

•	If the Note Consent is not obtained, new notes issued by the Target Company to finance repayment of the Put Target Notes;

•	Other long-term debt of the Target Company in an amount not to exceed $600,000.

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ANNEX VII

AMENDMENT TO BE CONTAINED IN NOTE CONSENT

1.

To amend the provisions of the Offer to Repurchase upon Change of Control covenant (Section 4.15) of the indenture governing the Existing Target Notes to provide that the Acquisition by Pinnacle or any of its subsidiaries of the Target Company (including any merger of the Target Company into Pinnacle) shall not require the Target Company, Pinnacle or any other person or entity to offer to purchase any Existing Target Notes.

Annex VII-1